CALCULATION OF REGISTRATION FEE

Class of securities registered	Amount to be registered(1)	Offering price per unit	Aggregate offering price	Amount of registration fee(2)
8.25% Class E Cumulative Redeemable Perpetual Preferred Units	5,060,000	$25.00	$126,500,000	$16,294

(1)	Includes 8.25% Class E cumulative redeemable perpetual preferred units issuable upon exercise of the underwriters’ option to purchase additional units.
(2)	The filing fee, calculated in accordance with Rule 457(r), has been transmitted to the SEC in connection with the securities offered from Registration Statement File No. 333-192464 by means of this prospectus supplement.

As Filed Pursuant to Rule 424(b)(5)
Registration No. 333-192464

PROSPECTUS SUPPLEMENT

(To Prospectus dated November 20, 2013)

ATLAS PIPELINE PARTNERS, L.P.

4,400,000 UNITS

8.25% CLASS E CUMULATIVE REDEEMABLE PERPETUAL PREFERRED UNITS

(Liquidation Preference $25.00 per Unit)

We are offering 4,400,000 units of our 8.25% Class E Cumulative Redeemable Perpetual Preferred Units, or the Class E Preferred Units, with a liquidation preference of $25.00 per Class E Preferred Unit.

Distributions on the Class E Preferred Units are cumulative from the date of original issue and will be payable quarterly in arrears on January 15, April 15, July 15 and October 15 of each year, when, as and if declared by the board of managers of our general partner, which we refer to as the Board. The initial distribution on the Class E Preferred Units offered hereby will be payable on July 15, 2014 in an amount equal to $0.67604 per unit. Distributions on the Class E Preferred Units will be payable out of amounts legally available therefor at an initial rate equal to 8.25% per annum of the stated liquidation preference.

At any time on or after March 17, 2019, we may redeem the Class E Preferred Units, in whole or in part, out of amounts legally available therefor, at a redemption price of $25.00 per unit plus an amount equal to all accumulated and unpaid distributions thereon to the date of redemption, whether or not declared. We may also redeem the Class E Preferred Units upon a Change of Control as described in “The Offering — Change of Control.”

No market currently exists for the Class E Preferred Units. We intend to apply to have the Class E Preferred Units listed on the New York Stock Exchange, or the NYSE, under the symbol “APLPrE.” If the application is approved, we expect trading of the Class E Preferred Units on the NYSE to begin within 30 days after their original issue date.

Investing in our Class E Preferred Units involves risks. See “Risk Factors” beginning on page S-8 of this prospectus supplement and on page 2 of the accompanying prospectus.

Neither the Securities and Exchange Commission, or the SEC, nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

	Per Class E Preferred Unit	Total
Price to public	$25.0000	$110,000,000
Underwriting discount	$0.7875	$3,465,000
Proceeds to us, before expenses	$24.2125	$106,535,000

We have granted the underwriters an option to purchase up to an additional 660,000 Class E Preferred Units at the public offering price, less the underwriting discount, within 30 days from the date of this prospectus supplement solely to cover over-allotments, if any.

The underwriters expect to deliver the Class E Preferred Units in book-entry form only, through the facilities of The Depository Trust Company, or DTC, on or about March 17, 2014.

Joint Book-Running Managers

Morgan Stanley	UBS Investment Bank

Joint Lead Manager

Stifel

Co-Manager

MLV & Co.

Prospectus Supplement dated March 12, 2014

In making your investment decision, you should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized any other person to provide you with any other information. If anyone provides you with different or inconsistent information, you should not rely on it.

You should not assume that the information contained in this prospectus supplement and the accompanying prospectus is accurate as of any date other than the date on the front cover of those documents. You should not assume that the information contained in the documents incorporated by reference in this prospectus supplement and the accompanying prospectus is accurate as of any date other than the respective dates of those documents. Our business, financial condition, results of operations and prospects may have changed since those dates.

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of the Class E Preferred Units and adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference into the accompanying prospectus. The second part is the accompanying prospectus, which gives more general information, some of which may not apply to this offering.

If the description of the Partnership or the offering varies between this prospectus supplement or the accompanying prospectus, you should rely on the information in this prospectus supplement. In addition, any statement in a filing that we make with the SEC that adds to, updates or changes information contained in an earlier filing that we made with the SEC shall be deemed to modify and supersede such information in the earlier filing.

Unless otherwise noted or indicated by the context, in this prospectus supplement:

•	the terms “the Partnership,” “we,” “our” and “us” refer to Atlas Pipeline Partners, L.P. and its subsidiaries;

•	the term “our general partner” refers to Atlas Pipeline Partners GP, LLC, a wholly-owned subsidiary of Atlas Energy, L.P. (“Atlas Energy” NYSE: ATLS);

•	we refer to natural gas liquids, such as ethane, propane, normal butane, isobutane and natural gasoline, as “NGLs”; and

•	references to “as adjusted” mean financial results which are presented on an as adjusted basis, as described in “Capitalization.”

SPECIAL NOTE ON FORWARD-LOOKING STATEMENTS AND RISK FACTORS

Certain sections of this prospectus supplement and the accompanying prospectus contain or incorporate by reference statements reflecting our views about our future performance and constitute “forward-looking statements.” We and our representatives may, from time to time, make written or oral forward-looking statements, including statements contained in our filings with the SEC and in our reports to security holders. Generally, the inclusion of the words “believe,” “expect,” “intend,” “estimate,” “project,” “anticipate,” “continue,” “could,” “may,” “might,” “plan,” “potential,” “should,” “will” and similar expressions identify statements that constitute forward-looking statements. All statements addressing operating performance of us or any subsidiary, events or developments that we expect or anticipate would occur in the future are forward- looking statements.

We caution you not to place undue reliance on these forward-looking statements. They involve risks and uncertainties that are difficult to predict and, accordingly, our actual results may differ materially from the results discussed in such forward-looking statements. Readers should consider the various factors, including those discussed in our Annual Report on Form 10-K for the year ended December 31, 2013, under “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” that is on file with the SEC for additional factors that may affect our performance. The forward-looking statements are and will be based upon management’s then-current views and assumptions regarding future events and operating performance, and are applicable only as of the dates of such statements. Except to the extent required by applicable law or regulation, we undertake no obligation to update any forward-looking statements as a result of new information, future events or otherwise.

S-ii

SUMMARY

This summary highlights information included or incorporated by reference in this prospectus supplement and the accompanying prospectus. It does not contain all of the information that you should consider before investing in the Class E Preferred Units. You should read carefully this entire prospectus supplement, the accompanying prospectus, the documents incorporated by reference herein and the other documents to which we refer herein and therein for a more complete understanding of this offering.

Please read “Risk Factors” on page S-9 of this prospectus supplement, on page 2 of the accompanying prospectus and in our Annual Report on Form 10-K for the year ended December 31, 2013, as well as our subsequent filings with the SEC incorporated by reference herein, for information regarding risks you should consider before investing in us.

The Partnership

We are a publicly-traded Delaware limited partnership formed in 1999 whose common units are listed on the NYSE under the symbol “APL.” We are a leading provider of natural gas gathering, processing and treating services primarily in the Anadarko, Arkoma and Permian Basins located in the southwestern and mid-continent regions of the United States and in the Eagle Ford Shale play in south Texas; a provider of natural gas gathering services in the Appalachian Basin in the northeastern region of the United States; and a provider of NGL transportation services in the southwestern region of the United States.

We conduct our business in the midstream segment of the natural gas industry through two reportable segments: Gathering and Processing; and Transportation, Treating and Other, which we refer to as Transportation and Treating.

Our Gathering and Processing segment consists of (1) natural gas gathering, processing and treating assets servicing drilling activity in the Anadarko, Arkoma and Permian Basins and the Eagle Ford Shale play in south Texas; (2) natural gas gathering assets located in the Barnett Shale play in Texas and the Appalachian Basin in Tennessee; and (3) through the year ended December 31, 2011, the revenues and gain on sale related to our former 49% interest in Laurel Mountain Midstream, LLC. Gathering and Processing revenues are primarily derived from the sale of residue gas and NGLs and the gathering and processing of natural gas.

Our Gathering and Processing operations own, have interests in, and operate 14 natural gas processing plants with aggregate capacity of approximately 1,500 million cubic feet per day located in Oklahoma and Texas; a gas treating facility located in Oklahoma; and approximately 11,200 miles of active natural gas gathering systems located in Oklahoma, Kansas, Tennessee and Texas. Our gathering systems gather natural gas from oil and natural gas wells and central delivery points and deliver this gas to processing plants and third-party pipelines.

Our Gathering and Processing operations are all located in or near areas of abundant and long-lived natural gas production, including the Golden Trend, Mississippian Limestone and Hugoton Field in the Anadarko Basin; the Woodford Shale; the Spraberry Trend, which is an oil play with associated natural gas in the Permian Basin; the Eagle Ford Shale; and the Barnett Shale. Our gathering systems are connected to receipt points consisting primarily of individual well connections and, secondarily, central delivery points, which are linked to multiple wells. We believe we have significant scale in each of our primary service areas. We provide gathering, processing and treating services to the wells connected to our systems primarily under long-term contracts. As a result of the location and capacity of our gathering, processing and treating assets, we believe we are strategically positioned to capitalize on the drilling activity in our service areas.

Our Transportation and Treating segment consists of our gas treating operations and a 20% interest in West Texas LPG Pipeline Limited Partnership, or WTLPG. The gas treating operations own seventeen gas treating facilities used to provide contract treating services to natural gas producers located in Arkansas, Louisiana, Oklahoma and Texas. The gas treating operations are located in various shale plays including the Avalon, Eagle Ford, Granite Wash, Haynesville, Fayetteville and Woodford. WTLPG is operated by Chevron Pipeline Company, an affiliate of Chevron Corporation (NYSE: CVX), which owns the remaining 80% interest. WTLPG owns a common-carrier pipeline system that transports NGLs from New Mexico and Texas to Mont Belvieu, Texas for fractionation.

Recent Developments

On January 28, 2014, we declared a cash distribution for the fourth quarter of 2013 of $0.62 per common limited partner unit to holders of record on February 7, 2014, which was paid on February 14, 2014.

On March 11, 2014, the Conflicts Committee of the Board approved an amendment to our limited partnership agreement which, among other things, specifies that our general partner is only required to make general partner capital contributions upon our issuance of common units and other securities convertible into common units. Accordingly, our general partner will not make a capital contribution upon the issuance of the Class E Preferred Units, nor will the general partner receive any general partner distributions related to the Class E Preferred Units.

On March 11, 2014, we entered into Amendment No. 6 to our Amended and Restated Credit Agreement dated as of December 22, 2010. The amendment:

•	Requires that we not permit our consolidated funded debt ratio to be greater than (i) on the last day of the three fiscal quarters following the quarter ended June 30, 2013, 5.50 to 1.00, and (ii) for the last day of the fiscal quarter following the quarters referred to in clause (i), 5.25 to 1.00. The required consolidated funded debt ratio for other periods was unchanged.

•	Excepts from the limitations on restricted payments, any payment to holders of preferred capital stock, including the Class E Preferred Units offered hereby, provided that our minimum liquidity, on a pro forma basis, is greater than $50 million.

On March 11, 2014, we announced that we have begun a strategic review of our interest in WTLPG and have retained Citigroup Global Markets, Inc. to assist in the review. To the extent that we execute any transaction, the potential proceeds will be used to fund part of our significant growth opportunities in our core operating areas.

Our Organizational Structure

We conduct our operations through, and our operating assets are owned by, our subsidiaries. Our general partner has sole responsibility for conducting our business and managing our operations. Our general partner does not receive any management fee or other compensation in connection with its management of our business apart from its general partner interest and incentive distribution rights, but it is reimbursed for direct and indirect expenses incurred on our behalf. Our executive offices are located at Park Place Corporate Center One, 1000 Commerce Drive, Suite 400, Pittsburgh, Pennsylvania 15275, and our telephone number at that address is (877) 950-7473. Our website address is www.atlaspipeline.com. The information on our website is not part of this prospectus supplement or the accompanying prospectus and you should rely only on the information contained or incorporated by reference in this prospectus supplement or the accompanying prospectus when making a decision as to whether or not to invest in us.

THE OFFERING

Issuer	Atlas Pipeline Partners, L.P.

Securities offered

4,400,000 of our 8.25% Class E Cumulative Redeemable Perpetual Preferred Units, liquidation preference $25.00 per unit.

We have granted the underwriters a 30-day option to purchase up to an additional 660,000 Class E Preferred Units.

For a detailed description of the Class E Preferred Units, please read “Description of Class E Preferred Units.”

Price per unit	$25.00.

Maturity	Perpetual (unless redeemed by us on or after March 17, 2019). See “Description of Class E Preferred Units — Redemption — Optional Redemption.”

Distributions

Distributions on the Class E Preferred Units issued in this offering will accrue and be cumulative from the date that the Class E Preferred Units are originally issued and will be payable on each distribution payment date when, as and if declared by the Board out of funds legally available for such purpose.

Distribution payment dates	Quarterly in arrears on January 15, April 15, July 15 and October 15 of each year. The initial distribution on the Class E Preferred Units will be payable on July 15, 2014.

Distribution rate	The distribution rate for the Class E Preferred Units will be 8.25% per annum of the $25.00 liquidation preference per unit (equal to $2.0625 per unit).

Ranking

The Class E Preferred Units will represent perpetual equity interests in us and, unlike our indebtedness, will not give rise to a claim for payment of a principal amount at a particular date. The Class E Preferred Units will rank:

•       senior to our common units and to each other class or series of partnership interests or other equity securities established after the original issue date of the Class E Preferred Units that is not expressly made senior to or pari passu with the Class E Preferred Units as to the payment of distributions, which we refer to as Junior Securities;

•       pari passu with our Class D Convertible Preferred Units and any class or series of partnership interests or other equity securities established after the original issue date of the Class E Preferred Units that is not expressly made senior or subordinated to the Class E Preferred Units as to the payment of distributions, which we refer to as Parity Securities; and

•       junior to all of our existing and future indebtedness (including indebtedness outstanding under our revolving credit facility, and our 5.875% senior notes due August 2023, our 4.75% senior notes due November 15, 2021 and our 6.625% senior notes due October 2020, which we refer to collectively as the Senior Notes) and other liabilities with respect to assets available to satisfy claims against us; and junior to each other class or series of partnership interests or other equity securities established after the original issue date of the Class E Preferred Units that is expressly made senior to the Class E Preferred Units as to the payment of distributions, which we refer to as Senior Securities.

Restrictions on distributions

No distribution may be declared or paid, or set apart for payment, on any Junior Securities (other than a distribution payable solely in units of Junior Securities) unless full cumulative distributions have been or contemporaneously are being paid or provided for on all outstanding Class E Preferred Units and any Parity Securities through the most recent respective distribution payment dates. In addition, our revolving credit facility and the indentures governing our Senior Notes restrict our ability to make distributions in certain circumstances. See “Risk Factors—Risks Relating to this Offering—The Class E Preferred Units will be subordinated to our existing and future debt obligations and will not limit our ability to incur future indebtedness that will rank senior to our Class E Preferred Units” and “—We cannot assure you that we will be able to pay distributions regularly, and our ability to pay distributions may be limited by agreements governing our indebtedness and cash distribution requirements under our limited partnership agreement.”

Optional redemption

In the event of a Change of Control (as set forth in “—Change of Control,” below) or at any time on or after March 17, 2019, we may redeem, in whole or in part, the Class E Preferred Units at a redemption price of $25.00 per unit plus an amount equal to all accumulated and unpaid distributions thereon to the date of redemption, whether or not declared. Any such redemption would be effected only out of funds legally available for such purpose. We must provide not less than 30 days’ and not more than 60 days’ written notice of any such redemption. Any such redemption will be subject to compliance with the provisions of our revolving credit facility, the indentures governing our Senior Notes and the terms of other outstanding debt instruments, Parity Securities or Senior Securities.

Conversion; exchange and preemptive rights

Except as described under “Description of Class E Preferred Units—Change of Control Rights,” the Class E Preferred Units will not be subject to preemptive rights or be convertible into or exchangeable for any other securities or property.

Change of control conversion rights

Upon the occurrence of a Change of Control, each holder of Class E Preferred Units will have the right (unless, prior to the Change of Control, we provide notice of our election to redeem the Class E Preferred Units) to convert some or all of the Class E Preferred Units held by such holder on the Change of Control Conversion Date into a number of our common units per Class E Preferred Unit to be converted equal to the lesser of:

•        the quotient obtained by dividing (i) the sum of the $25.00 liquidation preference plus the amount of any accrued and unpaid distributions to the Change of Control Conversion Date (unless the Change of Control Conversion Date is after a record date for a Class E Preferred Unit distribution payment and prior to the corresponding Class E Preferred Unit distribution payment date, in which case no additional amount for such accrued and unpaid distribution will be included in this sum) by (ii) the Common Unit Price, and

•        1.65728, or the Unit Cap, subject to certain adjustments;

subject, in each case, to provisions for the receipt of alternative consideration, as described in greater detail under “Description of the Class E Preferred Units—Change of Control.”

For definitions of “Change of Control,” “Change of Control Conversion Right,” “Change of Control Conversion Date” and “Common Unit Price,” and the restrictions on cash payments under a Change of Control hereunder, see “Description of the Class E Preferred Units—Change of Control.”

Voting rights

Holders of the Class E Preferred Units generally have no voting rights, except as set forth below and as described in “Description of the Class E Preferred Units—Voting Rights.”

Unless we have received the affirmative vote or consent of the holders of at least two-thirds of the outstanding Class E Preferred Units, voting as a single class, we may not adopt any amendment to our limited partnership agreement that would have a material adverse effect on the existing terms of the Class E Preferred Units.

In addition, unless we have received the affirmative vote or consent of the holders of at least two-thirds of the outstanding Class E Preferred Units, voting as a single class, we may not (i) create or issue any Parity Securities if the cumulative distributions on Class E Preferred Units or any Parity Securities are in arrears or (ii) create or issue any Senior Securities.

Liquidation preference

In the event of any liquidation, dissolution or winding up of our affairs, whether voluntary or involuntary, holders of the Class E Preferred Units will generally, subject to the discussion under “Description of Class E Preferred Units—Liquidation Rights,” have the right to receive a liquidation preference of $25.00 per unit plus an amount equal to all accumulated and unpaid distributions thereon to the date of payment, whether or not declared. A consolidation or merger of us with or into any other entity, individually or in a series of transactions, will not be deemed to be a liquidation, dissolution or winding up of our affairs.

Sinking fund	The Class E Preferred Units will not be subject to any sinking fund requirements.

No fiduciary duties	We and our officers and directors will not owe any fiduciary duties to holders of the Class E Preferred Units other than a contractual duty of good faith pursuant to our limited partnership agreement.

Use of proceeds	We plan to use the net proceeds from this offering to reduce borrowings outstanding under our revolving credit facility. See “Use of Proceeds.”

Ratings	The Class E Preferred Units will not be rated.

Listing

We intend to file an application to list the Class E Preferred Units on the NYSE. If the application is approved, trading of the Class E Preferred Units on the NYSE is expected to begin within 30 days after the original issue date of the Class E Preferred Units. The underwriters have advised us that they intend to make a market in the Class E Preferred Units prior to commencement of any trading on the NYSE. However, the underwriters will have no obligation to do so, and no assurance can be given that a market for the Class E Preferred Units will develop prior to commencement of trading on the NYSE or, if developed, will be maintained.

Tax considerations	See “Material Tax Considerations” in this prospectus supplement.

Form	The Class E Preferred Units will be issued and maintained in book-entry form, except under limited circumstances. See “Description of Class E Preferred Units—Book-Entry System.”

Settlement	Delivery of the Class E Preferred Units offered hereby will be made against payment therefor through the book-entry facilities of DTC on or about March 17, 2014.

RISK FACTORS

Investing in our Class E Preferred Units involves risk. Before you decide whether to purchase any of our Class E Preferred Units, in addition to the other information, documents or reports included or incorporated by reference in this prospectus supplement and the accompanying prospectus or other offering materials, you should carefully consider the risk factors described below and the risk factors in the section entitled “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2013. For more information, see the section of this prospectus supplement entitled “Where You Can Find More Information.” These risks could materially and adversely affect our business, financial condition or operating results and could result in a partial or complete loss of your investment.

Risks Related to this Offering

The Class E Preferred Units represent perpetual equity interests in us.

The Class E Preferred Units represent perpetual equity interests in us and, unlike our indebtedness, will not give rise to a claim for payment of a principal amount at a particular date. As a result, holders of the Class E Preferred Units may be required to bear the financial risks of an investment in the Class E Preferred Units for an indefinite period of time. In addition, the Class E Preferred Units will rank junior to all our current and future indebtedness (including indebtedness outstanding under our revolving credit facility and our Senior Notes), and any other senior securities we may issue in the future with respect to assets available to satisfy claims against us.

The Class E Preferred Units have not been rated.

We have not sought to obtain a rating for the Class E Preferred Units and the Class E Preferred Units may never be rated. It is possible, however, that one or more rating agencies might independently determine to assign a rating to the Class E Preferred Units or that we may elect to obtain a rating of the Class E Preferred Units in the future. In addition, we may elect to issue other securities for which we may seek to obtain a rating. If any ratings are assigned to the Class E Preferred Units in the future or if we issue other securities with a rating, such ratings, if they are lower than market expectations or are subsequently lowered or withdrawn, could adversely affect the market for or the market value of the Class E Preferred Units. Ratings only reflect the views of the issuing rating agency or agencies and such ratings could at any time be revised downward or withdrawn entirely at the discretion of the issuing rating agency. A rating is not a recommendation to purchase, sell or hold any particular security, including the Class E Preferred Units. Ratings do not reflect market prices or suitability of a security for a particular investor and any future rating of the Class E Preferred Units may not reflect all risks related to us and our business, or the structure or market value of the Class E Preferred Units.

The Class E Preferred Units will be subordinated to our existing and future debt obligations and will not limit our ability to incur future indebtedness that will rank senior to our Class E Preferred Units.

The Class E Preferred Units will be subordinated to all of our existing and future indebtedness (including indebtedness outstanding under our revolving credit facility and our Senior Notes). As of March 10, 2014, we had total outstanding indebtedness of approximately $1.9 billion, and we had the ability to borrow an additional $305.4 million under our revolving credit facility, subject to certain limitations. The payment of principal and interest on our debt reduces cash available for distributions on our units, including the Class E Preferred Units. We and our subsidiaries have incurred and may incur substantial amounts of debt and other obligations that will rank senior to our Class E Preferred Units, and the terms of our Class E Preferred Units will not limit the amount of such debt or other obligations that we may incur, except that we will not be able to authorize, create or issue equity securities senior to the Class E Preferred Units without the approval of holders of at least two-thirds of our Class E Preferred Units then outstanding.

None of the provisions relating to the Class E Preferred Units relate to or limit our indebtedness or, except for provisions relating to a Change of Control, necessarily afford the holders of the Class E Preferred Units protection in the event of a transaction such as a merger or the sale, lease or conveyance of all or substantially all our assets or business, that might adversely affect the holders of the Class E Preferred Units and the trading price of the Class E Preferred Units. Moreover, the conversion rights and voting rights of holders of our Class E Preferred Units are limited and will not apply in the case of every transaction that may adversely affect the holders of the Class E Preferred Units or the trading price of the Class E Preferred Units.

As a holder of Class E Preferred Units, you have extremely limited voting rights.

Holders of the Class E Preferred Units have no voting rights with respect to matters that generally require the approval of voting unitholders. Voting rights for holders of Class E Preferred Units exist primarily with respect to voting on amendments to our certificate of formation and limited partnership agreement that materially and adversely affect the rights of the holders of Class E Preferred Units or authorizing, increasing or creating additional classes or series of our units that are senior to the Class E Preferred Units. Certain other limited protective voting rights are described in this prospectus supplement under “Description of Class E Preferred Units—Voting Rights.”

Our ability to issue Parity Securities in the future could adversely affect the rights of holders of our Class E Preferred Units.

We are allowed to issue additional Class E Preferred Units and Parity Securities without any vote of the holders of the Class E Preferred Units, except where the cumulative distributions on the Class E Preferred Units or any Parity Securities are in arrears. The issuance of additional Class E Preferred Units or any Parity Securities would have the effect of reducing the amounts available to the holders of the Class E Preferred Units issued in this offering upon our liquidation, dissolution or winding up if we do not have sufficient funds to pay all liquidation preferences of the Class E Preferred Units and Parity Securities in full. It also would reduce amounts available to make distributions on the Class E Preferred Units issued in this offering if we do not have sufficient funds to pay distributions on all outstanding Class E Preferred Units and Parity Securities, including our Class D Convertible Preferred Units.

In addition, although holders of Class E Preferred Units are entitled to limited voting rights, as described in “Description of the Class E Preferred Units—Voting Rights,” with respect to certain matters, the Class E Preferred Units will generally vote separately as a class along with all other series of our Parity Securities that we may issue upon which like voting rights have been conferred and are exercisable. As a result, the voting rights of holders of Class E Preferred Units may be significantly diluted, and the holders of such other series of Preferred Units that we may issue may be able to control or significantly influence the outcome of any vote. Future issuances and sales of Parity Securities, or the perception that such issuances and sales could occur, may cause prevailing market prices for the Class E Preferred Units and our common units to decline and may adversely affect our ability to raise additional capital in the financial markets at times and prices favorable to us.

We cannot assure you that we will be able to pay distributions regularly, and our ability to pay distributions may be limited by agreements governing our indebtedness and cash distribution requirements under our limited partnership agreement.

Our limited partnership agreement requires that, within 45 days after the end of each quarter, we distribute all of our available cash (as defined in our limited partnership agreement) to unitholders of record on the applicable record date. As a result, we do not expect to accumulate significant amounts of cash. Depending on the timing and amount of our cash distributions, these distributions could significantly reduce the cash available to us in subsequent periods to make payments on the Class E Preferred Units.

In addition, we are party to agreements which would prohibit or have the effect of prohibiting the declaration, payment or setting apart for payment of distributions following the occurrence and during the continuance of a default or event of default under such agreement. Furthermore, our revolving credit facility and the indentures governing our Senior Notes restrict or prohibit our ability to make distributions on our Class E Preferred Units under the circumstances described in “Description of Class E Units—Distribution Limitations.” In the future we may become party to other agreements which restrict or prohibit the payment of distributions. We will not declare distributions on our Class E Preferred Units, or pay or set apart for payment distributions on our Class E Preferred Units, if the terms of any of our agreements, including any agreement relating to our debt, prohibit such a declaration, payment or setting apart for payment or provide that such declaration, payment or setting apart for payment would constitute a breach of or default under such an agreement.

Change of control conversion rights may make it more difficult for a party to acquire us or discourage a party from acquiring us.

The change of control conversion feature of our Class E Preferred Units may have the effect of discouraging a third party from making an acquisition proposal for us or of delaying, deferring or preventing change of control transactions under circumstances that otherwise could provide the holders of our Class E Preferred Units with the opportunity to realize a premium over the then-current market price of the Class E Preferred Units or that such unitholders may otherwise believe is in their best interests.

Our Class E Preferred Units are a new issuance for which there is no established trading market, which may reduce the market value of, and your ability to transfer or sell, your Class E Preferred Units.

Our Class E Preferred Units are a new issue of securities with no established trading market. Because the Class E Preferred Units have no stated maturity date, investors seeking liquidity will be limited to selling their Class E Preferred Units in the secondary market. We intend to apply to list the Class E Preferred Units on the NYSE. However, we cannot assure you that the Class E Preferred Units will be approved for listing on the NYSE. Even if so approved, trading of the Class E Preferred Units on the NYSE is not expected to begin until sometime during the period ending 30 days after the date of initial issuance of the Class E Preferred Units. An active trading market on the NYSE for the Class E Preferred Units may not develop or last, in which case the trading price of the Class E Preferred Units could be reduced.

We have been advised by certain of the underwriters that they intend to make a market in the Class E Preferred Units prior to any commencement of trading on the NYSE, but they are not obligated to do so and may discontinue market-making at any time without notice.

The liquidity of any market for the Class E Preferred Units that may develop will depend on a number of factors, including those that may affect our market value (described below), many of which are beyond our control.

The market value and trading price of our Class E Preferred Units could be substantially affected by various factors.

The market value and trading price of our Class E Preferred Units will depend on many factors, including:

•	prevailing interest rates, increases in which may reduce the market value of the Class E Preferred Units;

•	the annual yield from distributions on the Class E Preferred Units as compared to yields on other financial instruments;

•	general economic conditions;

•	government action or regulation;

•	changes in tax laws;

•	the financial condition, performance and prospects of us and our competitors;

•	changes in financial estimates or recommendations by securities analysts with respect to us, our competitors or our industry; and

•	our issuance of additional preferred equity or debt securities.

In addition, over the last several years, prices of equity securities in the U.S. trading markets have experienced extreme price fluctuations, and the market price of our common units has also fluctuated significantly during this period. As a result of these and other factors, investors who purchase the Class E Preferred Units in this offering may experience a decrease, which could be substantial and rapid, in the market price of the Class E Preferred Units, including decreases unrelated to our operating performance or prospects. Likewise, if the Class E Preferred Units become convertible and are converted into our common units, holders of our common units issued on conversion may experience a similar decrease, which also could be substantial and rapid, in the market price of our common units.

SEC review of a separate registration statement of ours may result in additional disclosures about us or our financial information that will not be contained or incorporated by reference in this prospectus supplement, which could affect the trading price of our Class E Preferred Units.

On March 4, 2014, we were advised by the SEC that it would review a registration statement on Form S-3 that we had filed relating to a proposed “at-the-market,” or ATM, program, for offerings from time to time of our common units. We have not received any indication from the SEC as to what the review will cover, but anticipate that the review will not be completed until after the close of this offering. As a result of this review, it is possible that we will have to make changes or modifications to the information in the ATM registration statement or in the documents incorporated by reference in that registration statement, which could include information about our business or our financial information. Any such changes or modifications could result in the disclosure, after this offering has been completed, of information about us which could adversely affect the market price of the Class E Preferred Units offered hereby.

USE OF PROCEEDS

We estimate that we will receive net proceeds from this offering of approximately $106.2 million, after deducting underwriting discounts and commissions and estimated offering expenses. If the underwriters exercise their option to purchase additional Class E Preferred Units in full, the net proceeds after deducting underwriters’ discounts and estimated offering fees and expenses, will be approximately $122.2 million. We intend to use the net proceeds from the offering to reduce borrowings outstanding under our revolving credit facility.

As of March 10, 2014, indebtedness outstanding under our revolving credit facility was approximately $294.5 million at a weighted average interest rate of 3.44%, excluding outstanding letters of credit. In addition to working capital and general partnership purposes, we borrow from time to time under our revolving credit facility for capital expenditures. Amounts repaid using the proceeds of this offering may be re-borrowed in the future. The revolving credit facility matures in May 2017.

CAPITALIZATION

The following table sets forth our consolidated capitalization as of December 31, 2013 (i) on an actual basis, and (ii) on an adjusted basis to give effect to this offering and the application of the net proceeds therefrom.

You should read the following table in conjunction with our historical consolidated financial statements and related notes, the section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report on Form 10-K for the year ended December 31, 2013 and other financial information included elsewhere or incorporated by reference in this prospectus supplement.

	As of December 31, 2013
	Actual	As Adjusted
	(In thousands)
Cash and cash equivalents	$4,914	$4,914
Total debt:
Senior secured revolving credit facility(1)	152,000	45,765
Senior unsecured notes	1,554,556	1,554,556
Other	754	754

Total debt	1,707,310	1,601,075

Partners’ capital:
Common limited partners’ interests	1,703,778	1,703,778
Class D preferred limited partners’ interests	450,749	450,749
Class E preferred limited partners’ interests	—	106,235
General partner’s interests	46,118	46,118

Total partners’ capital	2,200,645	2,306,880

Total capitalization	$3,907,955	$3,907,955

(1)	As of March 10, 2014, indebtedness outstanding under our revolving credit facility was approximately $294.5 million. We intend to use the net proceeds from the offering to reduce borrowings outstanding under our revolving credit facility.

RATIO OF EARNINGS TO FIXED CHARGES

AND PREFERRED SECURITIES DIVIDENDS

The table below sets forth our ratios of earnings to fixed charges and ratio of earnings to fixed charges and preferred dividends for the periods indicated.

	Years Ended December 31,
	2013		2012	2011	2010		2009
Ratio of earnings to fixed charges(1)	—	(2)	2.1x	8.4x	—	(4)	—	(6)
Ratio of earnings to fixed charges and preferred dividends	—	(3)	2.1x	8.3x	—	(5)	—	(7)

(1)	Ratio of earnings to fixed charges means the ratio of income from continuing operations before income taxes and cumulative effect of accounting change, net, and fixed charges to fixed charges, where fixed charges are the interest on indebtedness, amortization of debt expense and estimated interest factor for rentals.
(2)	Our earnings were insufficient to cover our fixed charges by $95.2 million for this period.
(3)	Our earnings were insufficient to cover our fixed charges and preferred dividends by $118.8 million for this period.
(4)	Our earnings were insufficient to cover our fixed charges by $39.8 million for this period.
(5)	Our earnings were insufficient to cover our fixed charges and preferred dividends by $40.6 million for this period.
(6)	Our earnings were insufficient to cover our fixed charges by $26.5 million for this period.
(7)	Our earnings were insufficient to cover our fixed charges and preferred dividends by $27.4 million for this period.

DESCRIPTION OF CLASS E PREFERRED UNITS

The following description of the Class E Preferred Units does not purport to be complete and is subject to, and qualified in its entirety by reference to, the provisions of our second amended and restated agreement of limited partnership, as amended through the date hereof and in connection with this offering, which we refer to as the LP Agreement, and the certificate of designation for the Class E Preferred Units, which we refer to as the certificate of designation, each of which will be incorporated by reference into the registration statement of which this prospectus supplement is a part, and sets forth the terms of the Class E Preferred Units. A copy of the LP Agreement and the certificate of designation may be obtained from us as described under “Where You Can Find More Information.”

General

The Class E Preferred Units offered hereby are a new series of preferred units. Assuming the underwriters exercise their over-allotment option in full, upon completion of this offering, there will be 5,060,000 Class E Preferred Units issued and outstanding. We may, without notice to or consent of the holders of the then-outstanding Class E Preferred Units, authorize and issue additional Class E Preferred Units and Junior Securities and, subject to the limitations described under “—Voting Rights,” Senior Securities and Parity Securities.

The Class E Preferred Units will entitle the holders thereof to receive cumulative cash distributions when, as and if declared by the Board out of funds legally available for such purpose. When issued and paid for in the manner described in this prospectus supplement and accompanying base prospectus, the Class E Preferred Units offered hereby will be fully paid and nonassessable. Subject to the matters described under “—Liquidation Rights,” each Class E Preferred Unit will generally have a fixed liquidation preference of $25.00 per unit plus an amount equal to accumulated and unpaid distributions thereon to the date fixed for payment, whether or not declared.

The Class E Preferred Units will represent perpetual equity interests in us and, unlike our indebtedness, will not give rise to a claim for payment of a principal amount at a particular date. As such, the Class E Preferred Units will rank junior to all of our current and future indebtedness (including indebtedness outstanding under our revolving credit facility and our Senior Notes) and other liabilities with respect to assets available to satisfy claims against us.

All of the Class E Preferred Units offered hereby will be represented by a single certificate issued to DTC, as the initial securities depositary, or the Securities Depositary, and registered in the name of its nominee and, so long as a Securities Depositary has been appointed and is serving, no person acquiring Class E Preferred Units will be entitled to receive a certificate representing such units unless applicable law otherwise requires or the Securities Depositary resigns or is no longer eligible to act as such and a successor is not appointed. See “—Book-Entry System.”

Except as described below in “—Change of Control,” the Class E Preferred Units will not be convertible into common units or any other securities and will not have exchange rights or be entitled or subject to any preemptive or similar rights. The Class E Preferred Units will not be subject to mandatory redemption or to any sinking fund requirements. The Class E Preferred Units will be subject to redemption, in whole or in part, at our option commencing on March 17, 2019. See “—Redemption.”

We have appointed American Stock Transfer & Trust Company, LLC as the paying agent, or the Paying Agent, and the registrar and transfer agent, or the Registrar and Transfer Agent, for the Class E Preferred Units. The address of the Paying Agent is 6201 15th Avenue, Brooklyn, New York 11219.

Ranking

The Class E Preferred Units will, with respect to anticipated distributions, rank:

•	senior to the Junior Securities (including our common units);

•	pari passu with the Parity Securities (including our Class D Convertible Preferred Units); and

•	junior to the Senior Securities.

Under our LP Agreement, we may issue Junior Securities from time to time in one or more series without the consent of the holders of the Class E Preferred Units. The Board has the authority to determine the preferences, powers, qualifications, limitations, restrictions and special or relative rights or privileges, if any, of any such series before the issuance of any units of that series. The Board will also determine the number of units constituting each series of securities. Our ability to issue additional Parity Securities in certain circumstances or Senior Securities is limited as described under “—Voting Rights.”

Change of Control

Upon the occurrence of a Change of Control (as defined below), we may, at our option, redeem the Class E Preferred Units in whole or in part within 120 days after the first date on which such Change of Control occurred by paying $25.00 per Class E Preferred Unit, plus all accrued and unpaid distributions to the redemption date. If, prior to the Change of Control Conversion Date (as defined below), we exercise any of our redemption rights as described below under “—Redemption” relating to the Class E Preferred Units, holders of the Class E Preferred Units will not have the conversion right described below. However, any cash payment upon a Change of Control may not be made unless such payment would be permitted under our revolving credit facility, the indentures governing our Senior Notes and the terms of other outstanding debt instruments, Parity Securities or Senior Securities. See “—Distribution Limitations.” Additionally, any cash payment to Class E Preferred Unit holders upon a Change of Control will be subject to the limitations, if any, contained in the indentures governing any future issuances of senior notes.

“Change of Control” means the occurrence of any of the following after the original issue date of the Class E Preferred Units:

•	the direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of Atlas Pipeline Partners, L.P. and its subsidiaries taken as a whole, to any “person” (as that term is used in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended) other than Atlas Energy, L.P., the parent of our general partner, which we refer to as Atlas Energy, or its affiliates;

•	the removal by our limited partners of Atlas Pipeline Partners GP, LLC as our general partner;

•	the consummation of any transaction or series of related transactions (including, without limitation, any merger or consolidation) the result of which is that any “person” (as defined above), other than Atlas Energy or its affiliates, becomes the beneficial owner, directly or indirectly, of more than 50% of our voting units, measured by voting power rather than number of units; and

•	the consummation of any transaction or series of related transactions (including, without limitation, any merger or consolidation) the result of which is that any “person” (as defined above), other than Atlas Energy or its affiliates, becomes the beneficial owner, directly or indirectly, of more than 50% of the voting units of our general partner, measured by voting power rather than number of units;

provided, however that a Change of Control shall not be deemed to occur solely as a result of a transfer of our general partnership interests or equity interests in our general partner to a new entity as a result of any offering of equity interests of such new entity (or securities convertible into such equity interests) so long as the persons or entities that beneficially own the general partnership interests of us or the equity interests in our general partner as of the original issue date of the Class E Preferred Units continue to hold the general partnership interests in such new entity (or, in the case of a new entity that is not a partnership, no other person or group beneficially owns more than 50% of the voting stock of such new entity);

Upon the occurrence of a Change of Control, each holder of Class E Preferred Units will have the right (unless, prior to the Change of Control Conversion Date, we provide notice of our election to redeem the Class E

Preferred Units as described above) to convert some or all of the Class E Preferred Units held by such holder on the Change of Control Conversion Date (as defined below) into a number of our common units per Class E Preferred Unit to be converted, or the Common Unit Conversion Consideration, equal to the lesser of:

•	the quotient obtained by dividing (i) the sum of the $25.00 liquidation preference plus the amount of any accrued and unpaid distributions to the Change of Control Conversion Date (unless the Change of Control Conversion Date is after a record date for a Class E Preferred Units distribution payment and prior to the corresponding Class E Preferred Units distribution payment date, in which case no additional amount for such accrued and unpaid distribution will be included in this sum) by (ii) the Common Unit Price (as defined below); and

•	1.65728, the Unit Cap.

The Unit Cap is subject to pro rata adjustments for any unit splits (including those effected pursuant to a distribution of our common units), subdivisions or combinations, in each case referred to as a Unit Split, with respect to our common units. The adjusted Unit Cap as the result of a Unit Split will be the number of our common units that is equivalent to the product obtained by multiplying (i) the Unit Cap in effect immediately prior to the Unit Split by (ii) a fraction, (a) the numerator of which is the number of our common units outstanding after giving effect to the Unit Split and (b) the denominator of which is the number of our common units outstanding immediately prior to the Unit Split.

In the case of a Change of Control pursuant to which our Class E Preferred Units will be converted into cash, securities or other property or assets (including any combination thereof), which we refer to as the Alternative Form Consideration, a holder of Class E Preferred Units will receive upon conversion of such Class E Preferred Units the kind and amount of Alternative Form Consideration which such holder would have owned or been entitled to receive upon the Change of Control had such holder held a number of our common units equal to the Common Unit Conversion Consideration immediately prior to the effective time of the Change of Control, which we refer to as the Alternative Conversion Consideration.

If the holders of our common units have the opportunity to elect the form of consideration to be received in the Change of Control, the consideration that the holders of Class E Preferred Units will receive will be the form and proportion of the aggregate consideration elected by the holders of our common units who participate in the determination (based on the weighted average of elections) and will be subject to any limitations to which all holders of our common units are subject, including, without limitation, pro rata reductions applicable to any portion of the consideration payable in the Change of Control.

We will not issue fractional common units upon the conversion of the Class E Preferred Units. Instead, we will pay the cash value of such fractional units.

If we provide a redemption notice, whether pursuant to our special optional redemption right in connection with a Change of Control or our optional redemption right as described below under “—Redemption,” holders of Class E Preferred Units will not have any right to convert the Class E Preferred Units that we have elected to redeem and any Class E Preferred Units subsequently selected for redemption that have been tendered for conversion will be redeemed on the related redemption date instead of converted on the Change of Control Conversion Date.

Within 15 days following the occurrence of a Change of Control, we will provide to holders of Class E Preferred Units a notice of occurrence of the Change of Control that describes the resulting Change of Control Conversion Right. This notice will state the following:

•	the events constituting the Change of Control;

•	the date of the Change of Control;

•	the last date on which the holders of Class E Preferred Units may exercise their Change of Control Conversion Right;

•	the method and period for calculating the Common Unit Price;

•	the Change of Control Conversion Date;

•	that if, prior to the Change of Control Conversion Date, we have provided or provide notice of our election to redeem all or any portion of the Class E Preferred Units, holders will not be able to convert Class E Preferred Units into a number of our common units per Class E Preferred Unit and such units will be redeemed on the related redemption date, even if such units have already been tendered for conversion pursuant to the Change of Control Conversion Right;

•	if applicable, the type and amount of Alternative Conversion Consideration entitled to be received per Class E Preferred Unit;

•	the name and address of the Paying Agent; and

•	the procedures that the holders of Class E Preferred Units must follow to exercise the Change of Control Conversion Right.

We will issue a press release for publication through a news or press organization as is reasonably expected to broadly disseminate the relevant information to the public, or post notice on our website, in any event prior to the opening of business on the first Business Day (as defined below) following any date on which we provide the notice described above to the holders of Class E Preferred Units.

Upon a conversion of Class E Preferred Units to common units effected pursuant to a Change of Control Conversion Right, the General Partner shall make a capital contribution to the Partnership and the Partnership’s subsidiary, Atlas Pipeline Operating Partnership, L.P., in the amount of 1/99th of the value of the Class E Preferred Units so converted.

“Change of Control Conversion Right” means the right of a holder of Class E Preferred Units to convert some or all of the Class E Preferred Units held by such holder on the Change of Control Conversion Date into a number of our common units per Class E Preferred Unit pursuant to the conversion provisions in our LP Agreement.

“Change of Control Conversion Date” means the date fixed by the Board, in its sole discretion, as the date the Class E Preferred Units are to be converted, which will be a Business Day that is no fewer than 20 days nor more than 35 days after the date on which we provide the notice described above to holders of the Class E Preferred Units.

“Common Unit Price” means (i) the amount of cash consideration per common unit, if the consideration to be received in the Change of Control by the holders of our common units is solely cash; and (ii) the average of the closing prices for our common units on the NYSE for the ten consecutive trading days immediately preceding, but not including, the Change of Control Conversion Date, if the consideration to be received in the Change of Control by the holders of our common units is other than solely cash.

Liquidation Rights

We will liquidate in accordance with our LP Agreement. In the event of any voluntary or involuntary liquidation, dissolution or winding up of our affairs, the holders of Class E Preferred Units then outstanding will be entitled to be paid, or have us declare and set apart for payment, out of our assets legally available for distribution, after payment or provision for payment of all of our debts and other liabilities, a liquidation preference in cash or property as set forth in the certificate of designation, plus an amount equal to any accrued and unpaid distributions to, but not including, the date of payment or the date the amount for payment is set apart. If, however, our available assets are insufficient to pay such amount in full on all Class E Preferred Units and the corresponding amount payable on all outstanding Parity Securities, then the holders of Class E Preferred Units and the holders of such Parity Securities will share ratably in any such distribution of assets in proportion to the distributions to which they would otherwise be respectively entitled. A consolidation or merger of us with or into any other person, whether in a single transaction or series of transactions will not be deemed to be a liquidation, dissolution or winding up of our affairs.

Voting Rights

The Class E Preferred Units will have no voting rights except as set forth below or as otherwise provided by our LP Agreement.

Unless we have received the affirmative vote or consent of the holders of at least two-thirds of the outstanding Class E Preferred Units, voting as a single class, we may not adopt any amendment to our LP Agreement that would have a material adverse effect on the existing terms of the Class E Preferred Units.

In addition, unless we have received the affirmative vote or consent of the holders of at least two-thirds of the outstanding Class E Preferred Units, voting as a single class, we may not:

•	create or issue any Parity Securities if the cumulative distributions payable on outstanding Class E Preferred Units or any Parity Securities are in arrears; or

•	create or issue any Senior Securities; provided, however, that holders of Class E Preferred Units that have received a notice of a redemption that is to occur within 90 days of the issuance of such Senior Securities shall not be entitled to vote on or consent to the issuance of such Senior Securities unless all or a part of such redemption is being funded with proceeds from the sale of such Senior Securities.

On any matter described above in which the holders of the Class E Preferred Units are entitled to vote as a single class, such holders will be entitled to one vote per unit. Class E Preferred Units held by us or any of our subsidiaries or affiliates will not be entitled to vote.

The rights of the holders of Class E Preferred Units being redeemed may be terminated as described above in advance of the date of redemption for such units only if notice of the redemption is provided in accordance with the procedures described under “Redemption—Redemption Procedures” and adequate notice has been published that sufficient funds will be made available to such holders within 90 days.

Class E Preferred Units held in nominee or street name account will be voted by the broker or other nominee in accordance with the instruction of the beneficial owner unless the arrangement between the beneficial owner and his nominee provides otherwise.

Distributions

General

Holders of Class E Preferred Units will be entitled to receive, when, as and if declared by the Board out of funds legally available for such purpose, cumulative cash quarterly distributions from March 17, 2014.

Distribution Rate

Distributions on Class E Preferred Units will be cumulative and payable quarterly on each Distribution Payment Date (as defined below), when, as and if declared by the Board or any authorized committee thereof out of funds legally available for such purpose. The initial distribution on the Class E Preferred Units will be payable on July 15, 2014 in an amount equal to $0.67604 per unit. Distributions on the Class E Preferred Units will accrue at a rate of 8.25% per annum per $25.00 stated liquidation preference per Class E Preferred Unit. All distributions on Class E Preferred Units shall be payable without regard to our income and shall be treated for federal income tax purposes as guaranteed payments for the use of capital under Section 707(c) of the Code.

Distribution Payment Dates

The “Distribution Payment Dates” for the Class E Preferred Units will be on January 15, April 15, July 15 and October 15 of each year, commencing on July 15, 2014. Distributions will accumulate in each quarterly distribution period from and including the preceding Distribution Payment Date or the initial issue date, as the case may be, to but excluding the applicable Distribution Payment Date for such quarterly distribution period, and distributions will accrue on accumulated distributions at the applicable distribution rate. If any Distribution Payment Date otherwise would fall on a day that is not a Business Day, declared distributions will be paid on the immediately succeeding Business Day without the accumulation of additional distributions. Distributions on the Class E Preferred Units will be payable based on a 360-day year consisting of twelve 30-day months. “Business Day” means Monday through Friday of each week, except that a legal holiday recognized as such by the government of the United States of America or the State of New York shall not be recognized as such.

Payment of Distributions

Not later than 5:00 p.m., New York City time, on each Distribution Payment Date, we will pay those quarterly distributions, if any, on the Class E Preferred Units that have been declared by the Board to the holders of such units as such holders’ names appear on our unit transfer books maintained by the Registrar and Transfer Agent on the applicable record date. The record date will be the first Business Day of the month in which the applicable Distribution Payment Date falls, except that in the case of payments of distributions in arrears, the record date with respect to a Distribution Payment Date will be such date as may be designated by the Board in accordance with our LP Agreement.

So long as the Class E Preferred Units are held of record by the nominee of the Securities Depositary, declared distributions will be paid to the Securities Depositary in same-day funds on each Distribution Payment Date. The Securities Depositary will credit accounts of its participants in accordance with the Securities Depositary’s normal procedures. The participants will be responsible for holding or disbursing such payments to beneficial owners of the Class E Preferred Units in accordance with the instructions of such beneficial owners.

No distribution may be declared or paid or set apart for payment on any Junior Securities (other than a distribution payable solely in units of Junior Securities) unless full cumulative distributions have been or contemporaneously are being paid or provided for on all outstanding Class E Preferred Units and any Parity Securities through the most recent respective distribution payment dates. Accumulated distributions in arrears for any past distribution period may be declared by the Board and paid on any date fixed by the Board, whether or not a Distribution Payment Date, to holders of the Class E Preferred Units on the record date for such payment, which may not be more than 60 days, nor less than 10 days, before such payment date. Subject to the next succeeding sentence, if all accumulated distributions in arrears on all outstanding Class E Preferred Units and any Parity Securities have not been declared and paid, or sufficient funds for the payment thereof have not been set apart, payment of accumulated distributions in arrears will be made in order of their respective distribution payment dates, commencing with the earliest. If less than all distributions payable with respect to all Class E Preferred Units and any Parity Securities are paid, any partial payment will be made pro rata with respect to the Class E Preferred Units and any Parity Securities, including our Class D Convertible Preferred Units, entitled to a distribution payment at such time in proportion to the aggregate amounts remaining due in respect of such units at such time. Holders of the Class E Preferred Units will not be entitled to any distribution, whether payable in cash, property or units, in excess of full cumulative distributions. Except insofar as distributions accrue on the amount of any accumulated and unpaid distributions as described under “—Distributions—Distribution Rate,” no interest or sum of money in lieu of interest will be payable in respect of any distribution payment which may be in arrears on the Class E Preferred Units.

Our revolving credit agreement and the indentures governing our Senior Notes contain provisions which may limit our ability to make distributions on our Class E Preferred Units, which we describe below.

Under our revolving credit agreement, as amended, with some limited exceptions, we may not make a distribution on the Class E Preferred Units (including redemption distributions) unless we maintain a “Minimum Liquidity” of $50 million on a pro forma basis. As defined, Minimum Liquidity is an amount equal to the sum of our available cash (as defined in our LP Agreement) on our consolidated balance sheet plus the amount available for borrowing under our revolving credit agreement, adjusted for the effects of specified transactions not reflected on such balance sheet, including the distribution to be made to the Class E Preferred Units. Under our indentures, with some limited exceptions, we may not make distributions on our Class E Preferred Units (including redemption distributions) unless our fixed charge coverage ratio is 1.75 to 1.0 or greater, and then only to the extent of the sum of (i) available cash, (ii) substantially concurrent (defined as being a capital contribution or offering consummated within 120 days of the determination date or, in limited situations, within 24 months of the determination date) capital contributions or sales of equity securities or certain securities convertible into equity, and (iii) proceeds from the sale of, or distributions (including loan repayments) from, certain limited types of investments, less amounts referred to in clauses (ii) and (iii) that have previously been used for making distributions or for making investments permitted under the indentures. The indentures define the fixed charge coverage ratio to be the ratio of our fixed charges (principally interest charges and dividend charges on mandatorily redeemable equity securities) to our consolidated cash flow as defined in the indentures.

In addition, in the future we may become party to other agreements which restrict or prohibit the payment of distributions.

Redemption

Optional Redemption

In the event of a Change of Control (as set forth in “—Change of Control”) or at any time on or after March 17, 2019, we may redeem, at our option, in whole or in part, the Class E Preferred Units at a redemption price in cash equal to $25.00 per unit plus an amount equal to all accumulated and unpaid distributions thereon to the date of redemption, whether or not declared. Any such optional redemption shall be effected only out of funds legally available for such purpose. We may undertake multiple partial redemptions. Any such redemption will be subject to compliance with the provisions of our revolving credit facility, the indentures governing our Senior Notes, and will be subject to the limitations, if any, contained in the agreements governing any future issuances of senior notes, Parity Securities or Senior Securities.

Redemption Procedures

We will give notice of any redemption by mail, postage prepaid, not less than 30 days and not more than 60 days before the scheduled date of redemption, to the holders of any Class E Preferred Units to be redeemed as such holders’ names appear on our unit transfer books maintained by the Registrar and Transfer Agent at the address of such holders shown therein. Such notice shall state: (i) the redemption date, (ii) the number of Class E Preferred Units to be redeemed and, if less than all outstanding Class E Preferred Units are to be redeemed, the number (and the identification) of units to be redeemed from such holder, (iii) the redemption price, (iv) the place where the Class E Preferred Units are to be redeemed and shall be presented and surrendered for payment of the redemption price therefor and (v) that distributions on the units to be redeemed will cease to accumulate from and after such redemption date.

If fewer than all of the outstanding Class E Preferred Units are to be redeemed, the number of units to be redeemed will be determined by us, and such units will be redeemed by such method of selection as the Securities Depositary shall determine, pro rata or by lot, with adjustments to avoid redemption of fractional units. So long as all Class E Preferred Units are held of record by the nominee of the Securities Depositary, we will give notice, or cause notice to be given, to the Securities Depositary of the number of Class E Preferred Units to be redeemed, and the Securities Depositary will determine the number of Class E Preferred Units to be redeemed from the account of each of its participants holding such units in its participant account. Thereafter, each participant will select the number of units to be redeemed from each beneficial owner for whom it acts (including the participant, to the extent it holds Class E Preferred Units for its own account). A participant may determine to redeem Class E Preferred Units from some beneficial owners (including the participant itself) without redeeming Class E Preferred Units from the accounts of other beneficial owners.

So long as the Class E Preferred Units are held of record by the nominee of the Securities Depositary, the redemption price will be paid by the Paying Agent to the Securities Depositary on the redemption date. The Securities Depositary’s normal procedures provide for it to distribute the amount of the redemption price in same-day funds to its participants who, in turn, are expected to distribute such funds to the persons for whom they are acting as agent.

If we give or cause to be given a notice of redemption, then we will deposit with the Paying Agent funds sufficient to redeem the Class E Preferred Units as to which notice has been given by 5:00 p.m., New York City time, no later than the Business Day immediately preceding the date fixed for redemption, and will give the Paying Agent irrevocable instructions and authority to pay the redemption price to the holder or holders thereof upon surrender or deemed surrender (which will occur automatically if the certificate representing such units is issued in the name of the Securities Depositary or its nominee) of the certificates therefor. If notice of redemption shall have been given, then from and after the date fixed for redemption, unless we default in providing funds sufficient for such redemption at the time and place specified for payment pursuant to the notice, all distributions on such units will cease to accumulate and all rights of holders of such units as our unitholders will cease, except the right to receive the redemption price, including an amount equal to accumulated and unpaid distributions through the date fixed for redemption, whether or not declared.

If only a portion of the Class E Preferred Units represented by a certificate has been called for redemption, upon surrender of the certificate to the Paying Agent (which will occur automatically if the certificate representing such units is registered in the name of the Securities Depositary or its nominee), the Paying Agent will issue to the holder of such units a new certificate (or adjust the applicable book-entry account) representing the number of Class E Preferred Units represented by the surrendered certificate that have not been called for redemption.

Notwithstanding any notice of redemption, there will be no redemption of any Class E Preferred Units called for redemption until funds sufficient to pay the full redemption price of such units, including all accumulated and unpaid distributions to the date of redemption, whether or not declared, have been deposited by us with the Paying Agent.

We and our affiliates may from time to time purchase the Class E Preferred Units, subject to compliance with all applicable securities and other laws. Neither we nor any of our affiliates has any obligation, or any present plan or intention, to purchase any Class E Preferred Units. Any Class E Preferred Units that are redeemed or otherwise acquired by us will be cancelled.

Notwithstanding the foregoing, in the event that full cumulative distributions on the Class E Preferred Units or any Parity Securities have not been paid or declared and set apart for payment, we may not repurchase, redeem or otherwise acquire, in whole or in part, any Class E Preferred Units or Parity Securities except pursuant to a purchase or exchange offer made on the same terms to all holders of Class E Preferred Units and any Parity Securities, including our Class D Convertible Preferred Units. Common units and any other Junior Securities may not be redeemed, repurchased or otherwise acquired unless full cumulative distributions on the Class E Preferred Units and any Parity Securities, including our Class D Convertible Preferred Units, for all prior and the then-ending distribution periods have been paid or declared and set apart for payment.

No Sinking Fund

The Class E Preferred Units will not have the benefit of any sinking fund.

No Fiduciary Duty

We and our officers and directors will not owe any fiduciary duties to holders of the Class E Preferred Units other than a contractual duty of good faith pursuant to our LP Agreement.

Book-Entry System

DTC will act as Securities Depositary for the Class E Preferred Units. We will issue one or more fully registered global securities certificates in the name of DTC’s nominee, Cede & Co. Such certificates will represent the total aggregate number of Class E Preferred Units. We will deposit such certificates with DTC or a custodian appointed by DTC. We will not issue certificates to you for the Class E Preferred Units that you purchase, unless DTC’s services are discontinued as described below.

Title to book-entry interests in the Class E Preferred Units will pass by book-entry registration of the transfer within the records of DTC in accordance with its procedures. Book-entry interests in the securities may be transferred within DTC in accordance with procedures established for these purposes by DTC. Each person owning a beneficial interest in the Class E Preferred Units must rely on the procedures of DTC and the participant through which such person owns its interest to exercise its rights as a holder of the Class E Preferred Units.

DTC has advised us that it is a limited-purpose trust company organized under the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered under the provisions of Section 17A of the Exchange Act. DTC holds securities that its participants, or Direct Participants, deposit with DTC. DTC also facilitates the settlement among Direct Participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in Direct Participants’ accounts, thereby eliminating the need for physical movement of securities certificates. Direct Participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations.

Access to the DTC system is also available to others such as to both U.S. and non-U.S. securities brokers and dealers, including the underwriters, banks, trust companies and clearing corporations that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly (“Indirect Participants”). The rules applicable to DTC and its Direct and Indirect Participants are on file with the SEC.

When you purchase Class E Preferred Units within the DTC system, the purchase must be by or through a Direct Participant. The Direct Participant will receive a credit for the Class E Preferred Units on DTC’s records. You, as the actual owner of the Class E Preferred Units, are the “beneficial owner.” Your beneficial ownership interest will be recorded on the Direct and Indirect Participants’ records, but DTC will have no knowledge of your individual ownership. DTC’s records reflect only the identity of the Direct Participants to whose accounts Class E Preferred Units are credited.

You will not receive written confirmation from DTC of your purchase. The Direct or Indirect Participants through whom you purchased Class E Preferred Units should send you written confirmations providing details of your transactions, as well as periodic statements of your holdings. The Direct and Indirect Participants are responsible for keeping an accurate account of the holdings of their customers like you.

Transfers of ownership interests held through Direct and Indirect Participants will be accomplished by entries on the books of Direct and Indirect Participants acting on behalf of the beneficial owners.

Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

We understand that, under DTC’s existing practices, in the event that we request any action of the holders, or an owner of a beneficial interest in a global security such as you desires to take any action which a holder is entitled to take under our charter, DTC would authorize the Direct Participants holding the relevant units to take such action, and those Direct Participants and any Indirect Participants would authorize beneficial owners owning through those Direct and Indirect Participants to take such action or would otherwise act upon the instructions of beneficial owners owning through them.

In those instances where a vote is required, neither DTC nor Cede & Co. itself will consent or vote with respect to the Class E Preferred Units. Under its usual procedures, DTC would mail an omnibus proxy to us as soon as possible after the record date. The omnibus proxy assigns Cede & Co.’s consenting or voting rights to those Direct Participants whose accounts the Class E Preferred Units are credited to on the record date, which are identified in a listing attached to the omnibus proxy.

Payments by Direct and Indirect Participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in “street name.” These payments will be the responsibility of the participant and not of DTC, us or any agent of ours.

DTC may discontinue providing its services as Securities Depositary with respect to the Class E Preferred Units at any time by giving reasonable notice to us. Additionally, we may decide to discontinue the book-entry only system of transfers with respect to the Class E Preferred Units. In that event, we will print and deliver certificates in fully registered form for the Class E Preferred Units. If DTC notifies us that it is unwilling to continue as Securities Depositary, or it is unable to continue or ceases to be a clearing agency registered under the Exchange Act and a successor depositary is not appointed by us within 90 days after receiving such notice or becoming aware that DTC is no longer so registered, we will issue the Class E Preferred Units in definitive form, at our expense, upon registration of transfer of, or in exchange for, such global security.

According to DTC, the foregoing information with respect to DTC has been provided to the financial community for informational purposes only and is not intended to serve as a representation, warranty or contract modification of any kind.

MATERIAL TAX CONSIDERATIONS

The tax consequences to you of an investment in the Class E Preferred Units will depend in part on your own tax circumstances. Although this section updates and adds information related to certain tax considerations, it should be read in conjunction with the risk factors included under the caption “Tax Risks to Relating to Unit Ownership” in our most recent Annual Report on Form 10-K, and with “Tax Considerations” in the accompanying base prospectus, which provides a discussion of the principal federal income tax considerations associated with our operations and the purchase, ownership and disposition of the Class E Preferred Units. The following discussion is limited as described under the caption “Tax Considerations” in the accompanying base prospectus.

All prospective holders of Class E Preferred Units are encouraged to consult with their own tax advisors about the federal, state, local and foreign tax consequences particular to their own circumstances. In particular, ownership of Class E Preferred Units by tax-exempt entities, including employee benefit plans and individual retirement accounts, and non-U.S. investors raises issues unique to such persons. The relevant rules are complex, and the discussions herein and in the accompanying base prospectus do not address tax considerations applicable to tax-exempt entities and non-U.S. investors, except as specifically set forth in the accompanying base prospectus. See “Tax-Exempt Organizations and Other Investors” below.

Allocation of Income, Gain, Loss and Deduction

Distributions to holders of Class E Preferred Units will be treated as guaranteed payments to partners for the use of capital under Section 707(c) of the Code. Such payments will be taxed as ordinary income and will be investment income for purposes of the 3.8% Medicare tax. We will not allocate any items of net income or gain to the holders of the Class E Preferred Units.

If we have a net profit, our items of income, gain, loss and deduction will be allocated among our holders of units other than Class E Preferred Units in accordance with their percentage interests in us. If we have a net loss, our items of income, gain, loss and deduction will be allocated among all of our unitholders in accordance with their percentage interests in us to the extent of their positive capital accounts. Holders of our Class E Preferred Units generally will not be allocated net loss so long as the holders of units other than Class E Preferred Units have positive balances in their capital accounts.

Generally, holders of Class E Preferred Units will have a capital account equal to the liquidation preference of each Class E Preferred Unit, or $25.00, without regard to the price paid for such units, but will have an initial tax basis with respect to the Class E Preferred Units equal to the price paid for such units. To the extent the purchase price paid for a Class E Preferred Unit exceeds the liquidation preference of such unit, we will have income that will be allocated to the holders of our common units.

Flow-through of Taxable Income

We do not pay any federal income tax. Instead, each unitholder is required to report on his or her income tax return his or her allocable share of our income, gains, losses and deductions without regard to whether we make cash distributions to that unitholder. Consequently, we may allocate income to our unitholders although we have made no cash distribution to them. Each unitholder will be required to include in income his or her allocable share of our income, gain, loss and deduction for our taxable year ending with or within his or her taxable year.

We will treat distributions to holders of Class E Preferred Units as guaranteed payments for the use of capital. Guaranteed payments paid or accrued within the partnership’s taxable year will be included as income to holders of the Class E Preferred Units whether or not a distribution of such payment has actually been made.

Basis of Units

A common unitholder’s initial tax basis for his or her common units will be the amount he or she paid for the common units plus his or her share of our nonrecourse liabilities. That basis will be increased by his or her share of our income and by any increases in his or her share of our nonrecourse liabilities. That basis will be decreased, but not below zero, by our distributions to him or her, by his or her share of our losses, by any decreases in his or her share of our nonrecourse liabilities and by his or her share of our expenditures that are not deductible in computing taxable income and are not required to be capitalized.

However, a unitholder’s basis in its Class E Preferred Units will not be affected by distributions on such units. We do not anticipate that a holder of Class E Preferred Units will be allocated any share of our liabilities. The IRS has ruled that a partner who acquires interests in a partnership in separate transactions must combine those interests and maintain a single adjusted tax basis for all of those interests. If you own common units and Class E Preferred Units, please consult your tax advisor with respect to determining the consequences of a guaranteed payment on your basis in your units.

Treatment of Distributions on Class E Preferred Units

We will treat distributions on the Class E Preferred Units as guaranteed payments for the use of capital that will generally be taxable to the holders of Class E Preferred Units as ordinary income and will be deductible by us. Although a holder of Class E Preferred Units could recognize taxable income from the accrual of such a guaranteed payment even in the absence of a contemporaneous distribution, the partnership anticipates accruing and making the guaranteed payment distributions quarterly. Otherwise, the holders of Class E Preferred Units are generally not anticipated to share in the partnership’s items of income, gain, loss or deduction, nor will the partnership allocate any share of its nonrecourse liabilities to the holders of Class E Preferred Units.

Allocations Between Transferors and Transferees

Holders of Class E Preferred Units owning Class E Preferred Units as of the opening of the applicable exchange on the first Business Day of the month in which the applicable distribution falls, or the allocation date, will be entitled to receive the distribution of the guaranteed payment payable with respect to their units on or about the 15th business day of the applicable month. Purchasers of Class E Preferred Units after the allocation date will therefore not be entitled to a cash distribution on their Class E Preferred Units until the next allocation date.

Tax-Exempt Organizations and Other Investors

Ownership of units by employee benefit plans, other tax-exempt organizations, nonresident aliens, foreign corporations, other foreign persons and regulated investment companies raises issues unique to those investors and, as described below, may have substantially adverse tax consequences.

Employee benefit plans and most other organizations exempt from federal income tax, including individual retirement accounts and other retirement plans, are subject to federal income tax on unrelated business taxable income. We will treat distributions on the Class E Preferred Units as guaranteed payments for the use of capital. The treatment of guaranteed payments for the use of capital to tax exempt investors is not certain, and such payments may be treated as unrelated business taxable income for federal income tax purposes. If you are a tax-exempt entity, you should consult your tax advisor with respect to the consequences of owning our Class E Preferred Units.

A regulated investment company or “mutual fund” is required to derive 90% or more of its gross income from interest, dividends and gains from the sale of stocks or securities or foreign currency or specified related sources. The American Jobs Creation Act of 2004 generally treats income from the ownership of a “qualified publicly traded partnership” as qualified income to a regulated investment company. We expect that we will meet the definition of a qualified publicly traded partnership. Accordingly, we anticipate that all of our income will be treated as qualified income to a regulated investment company.

Non-resident aliens and foreign corporations, trusts or estates that own units will be considered to be engaged in business in the United States on account of ownership of our units. As a consequence they will be required to file federal tax returns reporting their share of our income, gain, loss or deduction (in the case of holders of common units) or their share of income from guaranteed payments (in the case of holders of Class E Preferred Units) and pay federal income tax at regular rates on any net income or gain. Generally, a partnership is required to pay a withholding tax on the portion of the partnership’s income that is effectively connected with the conduct of a United States trade or business and which is allocable to foreign partners. Under rules applicable to publicly traded partnerships, we will withhold at the highest applicable effective tax rate on cash distributions made to foreign unitholders. Each foreign unitholder must obtain a taxpayer identification number from the IRS and submit that number to our transfer agent on a Form W-8 BEN in order to obtain credit for the taxes withheld.

Because a foreign corporation that owns units will be treated as engaged in a United States trade or business, that corporation may be subject to United States branch profits tax at a rate of 30%, in addition to regular federal income tax, on its share of our income and gain, as adjusted for changes in its “U.S. net equity,” which are effectively connected with the conduct of a United States trade or business. That tax may be reduced or eliminated by an income tax treaty between the United States and the country in which the foreign corporate unitholder is a “qualified resident.” In addition, this type of unitholder is subject to special information reporting requirements under Section 6038C of the Internal Revenue Code.

Under a ruling of the IRS, a foreign unitholder who sells or otherwise disposes of a unit will be subject to federal income tax on gain realized on the disposition of that unit to the extent that this gain is effectively connected with a United States trade or business of the foreign unitholder. Apart from the ruling, a foreign unitholder will not be taxed or subject to withholding upon the disposition of a unit if he has owned less than 5% in value of the units during the five-year period ending on the date of the disposition and if the units are regularly traded on an established securities market at the time of the disposition.

Administrative Matters

Information Returns and Audit Procedures. Holders of Class E Preferred Units will receive specific tax information from us, including a Schedule K-1 which generally would be expected to provide a single income item equal to the preferred return. Notwithstanding the rules described above under “—Basis of Units” requiring aggregation of partnership interests purchased in separate transactions, you may receive two Schedules K-1 if you hold common units and Class E Preferred Units due to administrative reporting limitations. See “Administrative Matters—Information Returns and Audit Procedures” in the accompanying base prospectus.

Nominee Reporting. Under current law, persons who hold an interest in us as a nominee for another person are required to furnish to us:

•	the name, address and taxpayer identification number of the beneficial owner and the nominee;

•	whether the beneficial owner is

•	a person that is not a United States person;

•	a foreign government, an international organization or any wholly owned agency or instrumentality of either of the foregoing; or

•	a tax-exempt entity;

•	the amount and description of units held, acquired or transferred for the beneficial owner; and

•	specific information including the dates of acquisitions and transfers, means of acquisitions and transfers, and acquisition cost for purchases, as well as the amount of net proceeds from sales.

Brokers and financial institutions are required to furnish additional information, including whether they are United States persons and specific information on units they acquire, hold or transfer for their own account. A penalty of $100 per failure, up to a maximum of $1,500,000 per calendar year, is imposed by the Internal Revenue Code for failure to report that information to us. The nominee is required to supply the beneficial owner of the units with the information furnished to us.

UNDERWRITING; CONFLICTS OF INTEREST

Morgan Stanley & Co. LLC and UBS Securities LLC are acting as representatives of the underwriters and joint book-running managers of this offering. Under the terms of an underwriting agreement, which we will file as an exhibit to a current report on Form 8-K and incorporate by reference in this prospectus supplement and the accompanying prospectus, each of the underwriters named below has severally agreed to purchase from us the respective number of Class E Preferred Units shown opposite its name below:

Name of Underwriter	Number of Class E Preferred Units
Morgan Stanley & Co. LLC	1,650,000
UBS Securities LLC	1,650,000
Stifel, Nicolaus & Company, Incorporated	660,000
MLV & Co. LLC	440,000

Total	4,400,000

The underwriting agreement provides that the underwriters’ obligation to purchase Class E Preferred Units depends on the satisfaction of the conditions contained in the underwriting agreement. The offering of the Class E Preferred Units by the underwriters is subject to receipt and acceptance and subject to the underwriters’ right to reject any order in whole or in part.

Commissions and Expenses

The following table summarizes the underwriting discounts and commissions we will pay to the underwriters. These amounts are shown assuming both no exercise and full exercise of the underwriters’ option to purchase additional Class E Preferred Units. The underwriting fee is the difference between the initial price to the public and the amount the underwriters pay to us for the Class E Preferred Units.

	No Exercise	Full Exercise
Per Class E Preferred Unit	$0.7875	$0.7875
Total	$3,465,000	$3,984,750

The representatives of the underwriters have advised us that the underwriters propose to offer the Class E Preferred Units directly to the public at the public offering price on the cover of this prospectus supplement and to selected dealers, which may include the underwriters, at such offering price less a selling concession not in excess of $0.50 per Class E Preferred Unit. After the offering, the representatives may change the offering price and other selling terms. Sales of Class E Preferred Units made outside of the United States may be made by affiliates of the underwriters.

The expenses of the offering that are payable by us are estimated to be $300,000 (excluding underwriting discounts and commissions).

Option to Purchase Additional Class E Preferred Units

We have granted the underwriters an option exercisable for 30 days after the date of the underwriting agreement, to purchase, from time to time, in whole or in part, up to an aggregate of 660,000 Class E Preferred Units at the public offering price less underwriting discounts and commissions. After this offering, the public offering price, concession and reallowance to dealers may be reduced by the underwriters. This option may be exercised if the underwriters sell more than 4,400,000 Class E Preferred Units in connection with this offering. To the extent that this option is exercised, each underwriter will be obligated, subject to certain conditions, to purchase its pro rata portion of these additional Class E Preferred Units based on the underwriter’s percentage underwriting commitment in the offering as indicated in the table above.

Lock-Up Agreement

We have agreed that, subject to certain exceptions without the prior written consent of Morgan Stanley & Co. LLC and UBS Securities LLC, we will not directly or indirectly (1) issue, offer for sale, sell, pledge, or otherwise dispose of (or enter into any transaction or device that is designed to, or could be expected to, result in the disposition by any person at any time in the future of) any Class E Preferred Units or other substantially similar securities (including, without limitation, Class E Preferred Units or other substantially similar securities that may be issued upon exercise of any options or warrants) or securities convertible into or exercisable or exchangeable for Class E Preferred Units or other substantially similar securities, (2) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic consequences of ownership of the Class E Preferred Units or other substantially similar securities, (3) make any demand for or exercise any right or file or cause to be filed a registration statement, including any amendments thereto, with respect to the registration of any Class E Preferred Units or other substantially similar securities, or securities convertible, exercisable or exchangeable into Class E Preferred Units or other substantially similar securities, or (4) publicly disclose the intention to do any of the foregoing for a period of 45 days after the date of the underwriting agreement. The restrictions described in this paragraph do not apply to the sale of Class E Preferred Units to the underwriters or the issuance of additional Class D Convertible Preferred Units as paid-in-kind distributions.

Morgan Stanley & Co. LLC and UBS Securities LLC, in their sole discretion, may release the Class E Preferred Units and other securities subject to the lock-up agreement described above in whole or in part at any time with or without notice. When determining whether or not to release Class E Preferred Units and other securities from lock-up agreements, Morgan Stanley & Co. LLC and UBS Securities LLC will consider, among other factors, our reasons for requesting the release, the number of Class E Preferred Units and other securities for which the release is being requested and market conditions at the time.

Indemnification

We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act, and to contribute to payments that the underwriters may be required to make for these liabilities.

Stabilization, Short Positions and Penalty Bids

The representatives may engage in stabilizing transactions, short sales and purchases to cover positions created by short sales, and penalty bids or purchases for the purpose of pegging, fixing or maintaining the price of the Class E Preferred Units, in accordance with Regulation M under the Exchange Act:

•	Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum.

•	A short position involves a sale by the underwriters of Class E Preferred Units in excess of the number of units the underwriters are obligated to purchase in the offering, which creates the syndicate short position. This short position may be either a covered short position or a naked short position. In a covered short position, the number of Class E Preferred Units involved in the sales made by the underwriters in excess of the number of Class E Preferred Units they are obligated to purchase is not greater than the number of Class E Preferred Units that they may purchase by exercising their option to purchase additional Class E Preferred Units. In a naked short position, the number of Class E Preferred Units involved is greater than the number of Class E Preferred Units in their option to purchase additional Class E Preferred Units. The underwriters may close out any short position by either exercising their option to purchase additional Class E Preferred Units and/or purchasing Class E Preferred Units in the open market. In determining the source of Class E Preferred Units to close out the short position, the underwriters will consider, among other things, the price of Class E Preferred Units available for purchase in the open market as compared to the price at which they may purchase Class E Preferred Units through their option to purchase additional Class E Preferred Units. A naked short position is more likely to be created if the underwriters are concerned that there could be downward pressure on the price of the Class E Preferred Units in the open market after pricing that could adversely affect investors who purchase in the offering.

•	Syndicate covering transactions involve purchases of Class E Preferred Units in the open market after the distribution has been completed in order to cover syndicate short positions.

•	Penalty bids permit the representatives to reclaim a selling concession from a syndicate member when the Class E Preferred Units originally sold by the syndicate member is purchased in a stabilizing or syndicate covering transaction to cover syndicate short positions.

These stabilizing transactions, syndicate covering transactions and penalty bids may have the effect of raising or maintaining the market price of our Class E Preferred Units or preventing or retarding a decline in the market price of the Class E Preferred Units. As a result, the price of the Class E Preferred Units may be higher than the price that might otherwise exist in the open market. These transactions may be effected on the NYSE or otherwise and, if commenced, may be discontinued at any time.

Neither we nor any of the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the Class E Preferred Units. In addition, neither we nor any of the underwriters make representation that the representatives will engage in these stabilizing transactions or that any transaction, once commenced, will not be discontinued without notice.

Electronic Distribution

A prospectus supplement in electronic format will be made available on the Internet sites or through other online services maintained by one or more of the underwriters and/or selling group members participating in this offering, or by their affiliates. In those cases, prospective investors may view offering terms online and, depending upon the particular underwriter or selling group member, prospective investors may be allowed to place orders online. The underwriters may agree with us to allocate a specific number of Class E Preferred Units for sale to online brokerage account holders. Any such allocation for online distributions will be made by the representatives on the same basis as other allocations.

Other than the prospectus supplement in electronic format, the information on any underwriter’s or selling group member’s website and any information contained in any other website maintained by an underwriter or selling group member is not part of the prospectus or the registration statement of which this prospectus supplement and the accompanying prospectus forms a part, has not been approved and/or endorsed by us or any underwriter or selling group member in its capacity as underwriter or selling group member and should not be relied upon by investors.

New York Stock Exchange

The Class E Preferred Units are a new issue of securities with no established trading market. We intend to apply to list the Class E Preferred Units on the NYSE under the symbol “APLPrE.” If the application is approved, trading of the Class E Preferred Units on the NYSE is expected to begin within 30 days after the date of initial delivery of the Class E Preferred Units. The underwriters have advised us that they intend to make a market in the Class E Preferred Units before commencement of trading on the NYSE. They will have no obligation to make a market in the Class E Preferred Units, however, and may cease market-making activities, if commenced, at any time. Accordingly, an active trading market on the NYSE for the Class E Preferred Units may not develop or, even if one develops, may not last, in which case the liquidity and market price of the Class E Preferred Units could be adversely affected, the difference between bid and asked prices could be substantial and your ability to transfer Class E Preferred Units at the time and price desired will be limited.

Conflicts of Interest

Certain of the underwriters and their related entities have engaged, and may in the future engage, in commercial and investment banking transactions with us in the ordinary course of their business. They have received, and expect to receive, customary compensation and expense reimbursement for these commercial and investment banking transactions.

Because FINRA views the units offered hereby as interests in a direct participation program, the offering is being made in compliance with FINRA Rule 2310. Investor suitability with respect to the units should be judged similarly to the suitability with respect to other securities that are listed for trading on a national securities exchange.

LEGAL MATTERS

Certain legal matters in connection with this offering will be passed upon for us by Ledgewood, P.C., Philadelphia, Pennsylvania. Certain legal matters in connection with this offering will be passed upon for the underwriters by Vinson & Elkins L.L.P., Houston, Texas.

EXPERTS

The consolidated audited financial statements and management’s assessment of the effectiveness of internal control over financial reporting of Atlas Pipeline Partners, L.P. incorporated by reference this prospectus and elsewhere in the registration statement have been so incorporated by reference in reliance upon the reports of Grant Thornton LLP, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing.

The consolidated financial statements of TEAK Midstream, LLC and subsidiaries as of and for the year ended December 31, 2012, included in the Current Report on Form 8-K/A filed on July 18, 2013 and incorporated by reference in this prospectus, have been audited by Hein & Associates LLP, independent auditor, as stated in its report incorporated by reference herein, and have been so incorporated in reliance upon the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s web site at www.sec.gov or at our website at www.atlaspipeline.com. You may also read and copy any document we file at the SEC’s public reference room at 100 F. Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for additional information on the public reference room.

The SEC allows us to “incorporate by reference” the information we file with it. This means that we can disclose important information to you by referring to these documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act will automatically update and supersede this information.

We are incorporating by reference the following documents that we have previously filed with the SEC (other than information in such documents that was furnished rather than filed):

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2013;

•	our Current Reports on Form 8-K/A filed on July 18, 2013 and February 21, 2014;

•	our Current Report on Form 8-K filed on March 11, 2014; and

•	the description of our common units contained in the Registration Statement on Form 8-A/A filed on May 10, 2004.

You may request a copy of any document incorporated by reference in this prospectus supplement without charge by writing or calling us at:

Atlas Pipeline Partners, L.P.

Park Place Corporate Center One

1000 Commerce Drive, Suite 400

Pittsburgh, PA 15275

(877) 280-2857

Attn: Matthew Skelly

Except as set forth herein, information contained on our website is not incorporated by reference into this prospectus and you should not consider information contained on our website as part of this prospectus

PROSPECTUS

ATLAS PIPELINE PARTNERS, L.P.

COMMON UNITS, PREFERRED UNITS, SUBORDINATED UNITS, WARRANTS, DEBT SECURITIES AND GUARANTEES

ATLAS PIPELINE FINANCE CORPORATION

DEBT SECURITIES AND GUARANTEES

We may offer and issue, and selling security holders may offer and sell, common units representing limited partner interests, preferred units representing limited partner interests, subordinated units representing limited partner interests, debt securities and warrants from time to time. This prospectus describes the general terms of these securities and the general manner in which we, or any selling security holders, will offer them. We will provide the specific terms of these securities in supplements to this prospectus. The prospectus supplements will also describe the specific manner in which we, or any selling security holders, will offer these securities.

Our common units are listed on the New York Stock Exchange under the symbol “APL.”

Investing in these securities involves certain risks. You should carefully read and consider the risk factors included in our periodic reports, in any prospectus supplement relating to a specific offering of securities and in other documents that we file with the Securities and Exchange Commission. See “Risk Factors” on page 2 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

We, or any selling security holders, may offer these securities in amounts, at prices and on terms determined at the time of offering. We, or any selling security holders, may sell the securities directly to you, through agents we or they select, or through underwriters and dealers we or they select. If we or they use agents, underwriters or dealers to sell these securities, we will name them and describe their compensation in a prospectus supplement.

Prospectus dated November 20, 2013

ABOUT THIS PROSPECTUS

This prospectus is a part of a registration statement that we filed with the Securities and Exchange Commission, or the SEC, using a “shelf” registration process. Under this shelf registration statement, we may sell securities described in this prospectus in one or more offerings.

Each time we sell securities we will provide a prospectus supplement and, if applicable, a pricing supplement containing specific information about the terms of the securities being offered. That prospectus supplement may include a discussion of any risk factors or other special considerations that apply to those securities. The prospectus supplement and any pricing supplement may also add, update or change the information in this prospectus. If there is any inconsistency between the information in this prospectus (including the information incorporated by reference herein) and any prospectus supplement or pricing supplement, you should rely on the information in that prospectus supplement or pricing supplement. You should read both this prospectus and any prospectus supplement together with additional information described under the heading “Where You Can Find More Information.”

i

THE COMPANY

General

We are a publicly-traded Delaware limited partnership formed in 1999 whose common units are listed on the New York Stock Exchange under the symbol “APL.” We are a leading provider of natural gas gathering, processing and treating services in the Anadarko, Arkoma, Eagle Ford and Permian Basins located in the southwestern and mid-continent regions of the United States; a provider of natural gas gathering services in the Appalachian Basin in the northeastern region of the United States; and a provider of natural gas liquid transportation services in the southwestern region of the United States. We conduct our business in the midstream segment of the natural gas industry through two reportable segments: Gathering and Processing; and Transportation and Treating.

Our Organizational Structure

We conduct our operations through, and our operating assets are owned by, our subsidiaries. Our general partner has sole responsibility for conducting our business and managing our operations. Our general partner does not receive any management fee or other compensation in connection with its management of our business apart from its general partner interest and incentive distribution rights, but it is reimbursed for direct and indirect expenses incurred on our behalf. Our principal office is located at Park Place Corporate Center One, 1000 Commerce Drive, Suite 400, Pittsburgh, Pennsylvania 15275, telephone number (877) 950-7473. Our website address is www.atlaspipeline.com. The information on our website is not part of this prospectus and you should rely only on the information contained or incorporated by reference in this prospectus when making a decision as to whether or not to invest in the notes.

RISK FACTORS

Investing in our securities involves risk. Before you decide whether to purchase any of our securities, in addition to the other information, documents or reports included or incorporated by reference into this prospectus and any prospectus supplement or other offering materials, you should carefully consider the risk factors in the section entitled “Risk Factors” in any prospectus supplement, in our most recent Annual Report on Form 10-K and any Quarterly Reports on Form 10-Q and Current Reports on Form 8-K filed by us subsequent to such Annual Report on Form 10-K, as the same may be amended, supplemented or superseded from time to time by our filings under the Securities Exchange Act of 1934, as amended, or the Exchange Act. For more information, see the section of this prospectus entitled “Where You Can Find More Information.” These risks could materially and adversely affect our business, financial condition or operating results and could result in a partial or complete loss of your investment.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s web site at http://www.sec.gov or at our website at http://www.atlaspipelinepartners.com. You may also read and copy any document we file at the SEC’s public reference room at 100 F. Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for additional information on the public reference room.

The SEC allows us to “incorporate by reference” the information we file with it. This means that we can disclose important information to you by referring to these documents. The information incorporated by reference is an important part of this prospectus. All documents that we subsequently file pursuant to Sections 13, 14 or 15(d) of the Securities Exchange Act of 1934 prior to the termination of the offering shall be deemed to be incorporated by reference into the prospectus.

We are incorporating by reference the following documents that we have previously filed with the SEC (other than any portions of the respective filings that were furnished, pursuant to Item 2.02 or Item 7.01 of Current Reports on Form 8-K or other applicable SEC rules, rather than filed):

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2012;

•	our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2013, June 30, 2013 and September 30, 2013; and

•	our Current Reports on Form 8-K and Form 8-K/A filed on January 30, 2013, February 12, 2013, February 28, 2013, April 16, 2013, April 17, 2013, April 23, 2013, May 8, 2013, May 13, 2013, July 18, 2013 and October 29, 2013.

We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, a copy of any or all of the information that has been incorporated by reference in the prospectus but not delivered with the prospectus. You may request a copy of any document incorporated by reference in this prospectus without charge by writing or calling us at:

Atlas Pipeline Partners, L.P.

Park Place Corporate Center One

1000 Commerce Drive, Suite 400

Pittsburgh, PA 15275

(877) 950-7473

Attn: Matthew Skelly

Except as set forth herein, information contained on our website is not incorporated by reference into this prospectus and you should not consider information contained on our website as part of this prospectus.

SPECIAL NOTE ON FORWARD-LOOKING STATEMENTS AND RISK FACTORS

Certain sections of this registration statement contain statements reflecting our views about our future performance and constitute “forward-looking statements” under the Private Securities Litigation Reform Act of 1995, or the Reform Act. The Reform Act provides a safe harbor for forward-looking statements made by or on behalf of us. We and our representatives may, from time to time, make written or oral forward-looking statements, including statements contained in our filings with the SEC and in our reports to security holders. Generally, the inclusion of the words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “potential,” “predict,” “should,” or “will,” or the negative thereof or other variations thereon, identify statements that constitute forward-looking statements. All statements addressing operating performance of us or any subsidiary, events or developments that we expect or anticipate would occur in the future are forward-looking statements within the meaning of the Reform Act.

These views involve risks and uncertainties that are difficult to predict and, accordingly, our actual results may differ materially from the results discussed in such forward-looking statements. Readers should consider the various factors, including those discussed in our most recent annual report under “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Critical Accounting Policies and Estimates” and in our Quarterly Reports on Form 10-Q that are on file with the SEC for additional factors that may affect our performance. The forward-looking statements are and will be based upon management’s then-current views and assumptions regarding future events and operating performance, and are applicable only as of the dates of such statements. We undertake no obligation to update any forward-looking statements as a result of new information, future events or otherwise.

You should rely only on the information contained in this prospectus, in the accompanying prospectus supplement and in material we file with the SEC. We have not authorized anyone to provide you with information that is different.

We are offering to sell, and seeking offers to buy, the securities described in this prospectus only where offers and sales are permitted. Since information that we file with the SEC in the future will automatically update and supersede information contained in this prospectus or any accompanying prospectus supplement, you should not assume that the information contained in this prospectus or in any prospectus supplement is accurate as of any date other than the date on the front of the document.

USE OF PROCEEDS

We intend to use the net proceeds from the sales of the securities for general partnership purposes unless otherwise specified in the applicable prospectus supplement.

RATIO OF EARNINGS TO FIXED CHARGES AND OF EARNINGS TO

FIXED CHARGES AND PREFERRED DIVIDENDS

Our ratios of earnings to fixed charges and of earnings to fixed charges and preferred stock dividends are set forth in the table below.

	Nine months ended September 30, 2013		Year ended December 31,

			2012	2011	2010		2009		2008
Ratio of earnings to fixed charges(1)	—	(3)	2.1x	8.4x	—	(4)	—	(5)	—	(6)
Ratio of earnings to fixed charges and preferred dividends(2)	—	(7)	2.1x	8.3x	—	(8)	—	(9)	—	(10)

(1)	Ratio of earnings to fixed charges means the ratio of income from continuing operations before income taxes and cumulative effect of accounting change, net, to fixed charges, where fixed charges are the interest on indebtedness, amortization of debt expense and estimated interest factor for rentals.
(2)	Ratio of earnings to combined fixed charges and preferred dividends means the ratio of income from continuing operations before income taxes and cumulative effect of accounting change, net, fixed charges and preferred dividends to fixed charges and preferred dividends.
(3)	Our earnings were insufficient to cover our fixed charges by $47.4 million for this period.
(4)	Our earnings were insufficient to cover our fixed charges by $39.8 million for this period.
(5)	Our earnings were insufficient to cover our fixed charges by $26.5 million for this period.
(6)	Our earnings were insufficient to cover our fixed charges by $496.7 million for this period.
(7)	Our earnings were insufficient to cover our fixed charges by $61.8 million for this period.
(8)	Our earnings were insufficient to cover our fixed charges and preferred dividends by $40.6 million for this period.
(9)	Our earnings were insufficient to cover our fixed charges and preferred dividends by $27.4 million for this period.
(10)	Our earnings were insufficient to cover our fixed charges and preferred dividends by $499.0 million for this period.

GENERAL DESCRIPTION OF SECURITIES WE MAY OFFER

We may offer common, preferred and subordinated units representing limited partner interests, various series of debt securities, or warrants to purchase any of such securities, from time to time in one or more offerings under this prospectus at prices and on terms to be determined by market conditions at the time of the offering. This prospectus provides you with a general description of the securities that we may offer. In connection with each offering, we will provide a prospectus supplement that will describe the specific amounts, prices and terms of the securities being offered, including, to the extent applicable:

•	designation or classification;

•	aggregate offering price;

•	rates and times of payment of dividends;

•	redemption, conversion or exchange terms;

•	conversion or exchange prices or rates and any provisions for changes to or adjustments in the conversion or exchange prices or rates and in the securities or other property receivable upon conversion or exchange;

•	ranking;

•	restrictive covenants;

•	voting or other rights; and

•	important federal income tax considerations.

The prospectus supplement also may add, update or change information contained in this prospectus or in documents we have incorporated by reference.

This prospectus may not be used to consummate a sale of securities unless it is accompanied by a prospectus supplement.

DESCRIPTION OF COMMON UNITS

We describe our common units under the heading “Our Partnership Agreement.” The prospectus supplement relating to the common units offered will state the number of units offered, the initial offering price and the market price, distribution information and any other relevant information.

DESCRIPTION OF PREFERRED UNITS

We describe our preferred units under the heading “Our Partnership Agreement.” The prospectus supplement relating to the preferred units offered will state the number of units offered, the initial offering price and the market price, distribution information and any other relevant information.

DESCRIPTION OF SUBORDINATED UNITS

The subordinated units will be a separate class of limited partner interest. The rights of holders of subordinated units to participate in distributions to partners will differ from, and be subordinated to, the rights of the holders of common units. The prospectus supplement relating to the subordinated units offered will state the number of units offered, the initial offering price and the market price, the terms of the subordination, any ways in which the subordinated units will differ from common units, as well as distribution information and any other relevant information.

DESCRIPTION OF DEBT SECURITIES

Atlas Pipeline Partners, L.P. may issue debt securities in one or more series, and Atlas Pipeline Finance Corporation may be a co-issuer of one or more series of debt securities. Atlas Pipeline Finance Corporation was incorporated under the laws of the State of Delaware in 2005, is wholly-owned by Atlas Pipeline Partners, L.P., and has no material assets or any liabilities other than as a co-issuer of debt securities. Its activities are limited to co-issuing debt securities and engaging in other activities incidental thereto. When used in this section “Description of the Debt Securities,” the terms “we,” “us,” “our” and “issuers” refer jointly to Atlas Pipeline Partners, L.P. and Atlas Pipeline Finance Corporation.

If we offer senior debt securities, we will issue them under a senior indenture. If we issue subordinated debt securities, we will issue them under a subordinated indenture. A form of each indenture is filed as an exhibit to the registration statement of which this prospectus is a part. We have not restated either indenture in its entirety in this description. You should read the relevant indenture because it, and not this description, controls your rights as holders of the debt securities.

General

The terms of each series of debt securities will be established by or pursuant to a resolution of our managing board of directors and detailed or determined in the manner provided in a board of directors’ resolution, an officers’ certificate or an indenture. We can issue debt securities that may be in one or more series with the same or various maturities, at par, at a premium or at a discount. We will set forth in a prospectus supplement, including any pricing supplement, relating to any series of debt securities being offered the initial offering price, the aggregate principal amount and the terms of the debt securities, including:

•	the title of the debt securities;

•	whether our wholly-owned subsidiary, Atlas Pipeline Finance Corporation, will be a co-issuer of the debt securities;

•	the guarantors of the debt securities, if any;

•	the price or prices (expressed as a percentage of the aggregate principal amount) at which we will sell the debt securities;

•	any limit on the aggregate principal amount of the debt securities;

•	the date or dates on which we will pay the principal on the debt securities;

•	the rate or rates (which may be fixed or variable) per annum at which the debt securities will bear interest, the date or dates from which interest will accrue, the date or dates on which interest will commence and be payable and any regular record date for the interest payable on any interest payment date;

•	the place or places where the principal of, premium, and interest on the debt securities will be payable;

•	the terms and conditions upon which we may redeem the debt securities;

•	any obligation we have to redeem or purchase the debt securities pursuant to any sinking fund or analogous provisions or at the option of a holder of debt securities; and

•	the dates on which and the price or prices at which we will repurchase the debt securities at the option of the holders of debt securities and other detailed terms and provisions of these repurchase obligations.

We may issue debt securities that are exchangeable and/or convertible into our common units or any class or series of preferred units. The terms, if any, on which the debt securities may be exchanged for and/or converted will be set forth in the applicable prospectus supplement. Such terms may include provisions for conversion, either mandatory, at the option of the holder or at our option, in which case the number of shares of common stock, preferred stock or other securities to be received by the holders of debt securities would be calculated as of a time and in the manner stated in the prospectus supplement.

We may issue debt securities that provide for an amount less than their stated principal amount to be due and payable upon declaration of acceleration of their maturity pursuant to the terms of the indenture. We will provide you with information on the federal income tax considerations and other special considerations applicable to any of these debt securities in the applicable prospectus supplement.

Payment of Interest and Exchange

Each debt security will be represented by either one or more global securities registered in the name of The Depository Trust Company, as Depositary, or a nominee of the Depositary (we will refer to any debt security represented by a global debt security as a book-entry debt security), or a certificate issued in definitive registered form (we will refer to any debt security represented by a certificated security as a certificated debt security), as described in the applicable prospectus supplement.

Certificated Debt Securities

You may transfer or exchange certificated debt securities at the trustee’s office or paying agencies in accordance with the terms of the indenture. No service charge will be made for any transfer or exchange of certificated debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with a transfer or exchange.

You may transfer certificated debt securities and the right to receive the principal of, premium and interest on certificated debt securities only by surrendering the old certificate representing those certificated debt securities and either we or the trustee will reissue the old certificate to the new holder or we or the trustee will issue a new certificate to the new holder.

Book-Entry Debt Securities

We may issue the debt securities of a series in the form of one or more book-entry debt securities that would be deposited with a depositary or its nominee identified in the prospectus supplement. We may issue book-entry debt securities in either temporary or permanent form. We will describe in the prospectus supplement the terms of any depositary arrangement and the rights and limitations of owners of beneficial interests in any book-entry debt security.

Provisions Relating only to the Senior Debt Securities

The senior debt securities will rank equally in right of payment with all of our other senior and unsubordinated debt. The senior debt securities will be effectively subordinated, however, to all of our secured debt to the extent of the value of the collateral for that debt. We will disclose the amount of our secured debt in the prospectus supplement.

Provisions Relating only to the Subordinated Debt Securities

Subordinated Debt Securities Subordinated to Senior Indebtedness. The subordinated debt securities will rank junior in right of payment to all of our Senior Indebtedness. “Senior Indebtedness” will be defined in a supplemental indenture or authorizing resolutions respecting any issuance of a series of subordinated debt securities, and the definition will be set forth in the prospectus supplement.

Payment Blockages. The subordinated indenture will provide that no payment of principal, interest and any premium on the subordinated debt securities may be made in the event:

•	we or our property is involved in any voluntary or involuntary liquidation or bankruptcy;

•	we fail to pay the principal, interest, any premium or any other amounts on any Senior Indebtedness within any applicable grace period or the maturity of such Senior Indebtedness is accelerated following any other default, subject to certain limited exceptions set forth in the subordinated indenture; or

•	any other default on any Senior Indebtedness occurs that permits immediate acceleration of its maturity, in which case a payment blockage on the subordinated debt securities will be imposed for a maximum of 179 days at any one time.

No Limitation on Amount of Senior Debt. The subordinated indenture will not limit the amount of Senior Indebtedness that we may incur, unless otherwise indicated in the prospectus supplement.

DESCRIPTION OF GUARANTEES OF DEBT SECURITIES

This summary description is not meant to be a complete description of the guarantees of debt securities that we may offer. At the time of an offering and sale of debt securities, this prospectus together with the accompanying prospectus supplement will contain the material terms of the guarantees of the debt securities being offered.

If specified in the applicable prospectus supplement, certain of our subsidiaries may guarantee the debt securities. Guarantees may be secured or unsecured and senior or subordinated. The particular terms of guarantees of a particular issue of debt securities will be described in the related prospectus supplement.

DESCRIPTION OF WARRANTS

We may issue warrants to purchase debt securities, common units, preferred units, subordinated units or other securities or any combination of the foregoing. We may issue warrants independently or together with other securities. Warrants sold with other securities may be attached to or separate from the other securities. We will issue warrants under one or more warrant agreements between us and a warrant agent that we will name in the prospectus supplement or directly between us and the warrant holder.

The prospectus supplement relating to any warrants that we may offer will include specific terms relating to the offering. We will file the form of any warrant agreement with the SEC, and you should read the warrant agreement for provisions that may be important to you. The prospectus supplement will include some or all of the following terms:

•	the title of the warrants;

•	the aggregate number of warrants offered;

•	the designation, number and terms of the debt securities, common units, preferred units, subordinated units or other securities purchasable upon exercise of the warrants, and procedures by which those numbers may be adjusted;

•	the exercise price of the warrants;

•	the dates or periods during which the warrants are exercisable;

•	the designation and terms of any securities with which the warrants are issued;

•	if the warrants are issued as a unit with another security, the date, if any, on and after which the warrants and the other security will be separately transferable;

•	if the exercise price is not payable in U.S. dollars, the foreign currency, currency unit or composite currency in which the exercise price is denominated;

•	any minimum or maximum amount of warrants that may be exercised at any one time;

•	any terms, procedures and limitations relating to the transferability, exchange, exercise, amendment or termination of the warrants; and

•	any adjustments to the terms of the warrants resulting from the occurrence of certain events or from the entry into or consummation by us of certain transactions.

OUR PARTNERSHIP AGREEMENT

The following is a summary of our partnership agreement, as amended through the date of this prospectus. The limited partnership agreement defines the rights and obligations pertaining to our units.

Organization and Duration

We were formed in May 1999. We will dissolve on December 31, 2098, unless sooner dissolved under the terms of our partnership agreement.

Purpose

Our purpose under our partnership agreement is limited to serving as the limited partner of our operating partnership and engaging in any business activity that may be engaged in by our operating partnership or that is approved by our general partner. The operating partnership agreement provides that our operating partnership may, directly or indirectly, engage in:

•	operations as conducted on February 2, 2000, including the ownership and operation of our gathering systems;

•	any other activity approved by our general partner, but only to the extent that our general partner reasonably determines that, as of the date of the acquisition or commencement of the activity, the activity generates “qualifying income” as that term is defined in Section 7704 of the Internal Revenue Code; or

•	any activity that enhances the operations described above.

The Units

Common Units. Our common units represent limited partner interests in us. The holders of common units are entitled to participate in partnership distributions and exercise the rights or privileges available to limited partners under our partnership agreement.

Preferred Units. Our General Partner has designated and created the following series of preferred units: 2006 preferred units, Class B preferred units, Class C preferred units and convertible Class D preferred units. The designations, preferences and relative, participating, optional and other special rights of each such series of preferred units and qualifications and restrictions of each such series of preferred units is set forth in the Certificate of Designation relating to such series.

As of the date of this prospectus, there were 13,823,869 Class D preferred units outstanding, and no 2006 preferred units, Class B preferred units or Class C preferred units outstanding. The Class D preferred units pay distributions equal the common equity yield at the time of each quarter’s record date plus 50 basis points for the first two full quarters following their issuance, and increasing 50 basis points for each subsequent semi-annual period for a total of eight full quarters. For the partial quarter during which the Class D preferred units were first issued, and for the first four full quarters thereafter, distributions will be paid in the form of additional Class D preferred units. After the first four full quarterly periods, we will pay distributions in Class D preferred units in cash or a combination of Class D preferred units and cash, at our discretion.

We have the right to convert the Class D Preferred Units, in whole but not in part, beginning one year following their issuance, into common units, subject to customary anti-dilution adjustments. Unless previously converted, all Class D Preferred Units will convert into common units at the end of eight full quarterly periods following their issuance. In the event of our liquidation, dissolution or winding up or the sale or other disposition of all or substantially all of our assets, the holders of the Class D Preferred Units are entitled to receive, out of the assets available for distribution to unit holders, prior and in preference to any distribution of any of our assets to the holders of any other existing or subsequently issued units, an amount equal to $29.75 per Class D Preferred Unit plus any unpaid preferred distributions.

Limited Voting Rights

Holders of our units have limited voting rights and generally are entitled to vote with respect to the following matters:

•	a sale or exchange of all or substantially all of our assets;

•	our dissolution or reconstitution;

•	our merger;

•	removal of our general partner and election of successor general partner of a replacement; and

•	certain amendments to our partnership agreement.

Removal of our general partner requires approval by two-thirds of all outstanding common units, excluding those held by our general partner and its affiliates and any such action must also provide for the election of a successor general partner by at least a majority of the outstanding common units (excluding those held by our general partner and its affiliates). Our partnership agreement permits our general partner generally to make amendments to it that do not materially adversely affect unitholders without the approval of any unitholders.

Cash Distribution Policy

Quarterly Distributions of Available Cash. Our operating partnership is required by the operating partnership agreement to distribute to us, within 45 days of the end of each fiscal quarter, all of its available cash for that quarter. We, in turn, must distribute to our partners all of the “available cash” for that quarter. Such distributions are to be made within 45 days after the end of each quarter to holders of record on the applicable record date.

“Available cash” generally means, for any of our fiscal quarters, all cash on hand at the end of the quarter, plus additional cash on hand, as of the date available cash is determined, resulting from borrowings for working capital purposes made subsequent to the end of the relevant fiscal quarter, less cash reserves that our general partner determines are appropriate to provide for our operating costs, including capital expenditures, and to provide funds for distributions to the partners for any one or more of the next four quarters.

Distributions of Available Cash from Operating Surplus. Cash distributions are characterized as distributions from either operating surplus or capital surplus. This distinction affects the amounts distributed to unitholders relative to our general partner.

Operating surplus means:

•	cash and certain cash receipts (as specified in the partnership agreement), less

•	all of our operating expenses, debt service payments, maintenance costs, capital expenditures and reserves established for future operations.

Capital surplus means capital generated only by borrowings other than working capital borrowings, sales of debt and equity securities and sales or other dispositions of assets for cash, other than inventory, accounts receivable and other assets disposed of in the ordinary course of business.

We treat available cash distributed from any source as distributed from operating surplus until the sum of all available cash distributed since we began operations equals our total operating surplus from the date we began operations until the end of the quarter immediately preceding the distribution. This method of cash distribution avoids the difficulty of trying to determine whether available cash is distributed from operating surplus or capital surplus. We treat any excess available cash, irrespective of its source, as distributed from capital surplus, which represents a return of capital for unitholders, and we distribute it accordingly. For a discussion of distributions of capital surplus, see “—Distributions of Capital Surplus” below.

We distribute available cash from operating surplus for any quarter in the following manner:

•	first, 98% to the common units, pro rata, and 2% to our general partner, until we have distributed $0.42 for each outstanding common unit, which we refer to as the minimum quarterly distribution; and

•	after that, in the manner described in “—Incentive Distribution Rights” below.

The 2% allocation of available cash from operating surplus to our general partner includes our general partner’s percentage interest in distributions from us and our operating partnership on a combined basis.

Adjusted operating surplus for any period generally means operating surplus generated during that period, less:

•	any net increase in working capital borrowings during that period and

•	any net reduction in cash reserves for operating expenditures during that period not relating to an operating expenditure made during that period,

and plus:

•	any net decrease in working capital borrowings during that period and

•	any net increase in cash reserves for operating expenditures during that period required by any debt instrument for the repayment of principal, interest or premium.

Operating surplus generated during a period is equal to the difference between:

•	the operating surplus determined at the end of that period and

•	the operating surplus determined at the beginning of that period.

Incentive Distribution Rights. By “incentive distribution rights” we mean our general partner’s right to receive an increasing percentage of quarterly distributions of available cash from operating surplus after we have made the minimum quarterly distributions and we have met specified target distribution levels, as described below. Our general partner may transfer its incentive distribution rights separately from its general partner interest without the consent of the unitholders.

We make incentive distributions to our general partner for any quarter in which we have distributed available cash from operating surplus to the common unitholders in an amount equal to the minimum quarterly distribution plus amounts necessary to eliminate any cumulative arrearages in payment of the minimum quarterly distribution on the common units. If this condition is satisfied, the remaining available cash will be distributed as follows:

•	first, 85% to all units, pro rata, and 15% to our general partner, until each unitholder has received a total of $0.52 per unit for that quarter;

•	second, 75% to all units, pro rata, and 25% to our general partner, until each unitholder has received a total of $0.60 per unit for that quarter; and

•	after that, 50% to all units, pro rata, and 50% to our general partner.

The distributions to our general partner that exceed its aggregate 2% general partner interest represent the incentive distribution rights. After the holders of the incentive distribution rights have received an aggregate of $7.0 million with respect to those rights in any quarter, they will not be entitled to further distributions with respect to those rights until the amount distributable to the holders of the incentive distribution rights, but for the application of this provision, would have been $10.75 million.

Distributions from Capital Surplus. We distribute available cash from capital surplus in the following manner:

•	first, 98% to all units, pro rata, and 2% to our general partner, until each common unit has received distributions equal to $13.00 per unit; and

•	after that, we will distribute all available cash from capital surplus, as if it were from operating surplus.

When we make a distribution from capital surplus, we will treat it as if it were a repayment of your investment in your common units. For these purposes, the partnership agreement deems the investment to be $13.00 per common unit, which is the unit price from our initial public offering, regardless of the price you actually pay for your common units in this offering. To reflect this repayment, we will reduce the amount of the minimum quarterly distribution and the distribution levels at which our general partner’s incentive distribution rights begin, which we refer to in this prospectus as “target distribution levels,” by multiplying each amount by a fraction, determined as follows:

•	the numerator is $13.00 less all distributions from capital surplus including the distribution just made, and

•	the denominator is $13.00 less all distributions from capital surplus excluding the distribution just made.

We refer to the initial public offering price of $13.00 per common unit, less any distributions from capital surplus and any distributions in connection with our dissolution or liquidation, as the “unrecovered unit price.”

After the minimum quarterly distribution and the target distribution levels have been reduced to zero, we will treat all distributions of available cash from all sources as if they were from operating surplus. Because the minimum quarterly distribution and the target distribution levels will have been reduced to zero, our general partner will then be entitled to receive 48% of all distributions of available cash in its capacity as general partner and holder of the incentive distribution rights, in addition to any distributions to which it may be entitled as a holder of units.

Distributions from capital surplus will not reduce the minimum quarterly distribution or target distribution levels for the quarter in which they are distributed.

Adjustment of Minimum Quarterly Distribution and Target Distribution Levels. In addition to adjustments made upon a distribution of available cash from capital surplus, we will proportionately adjust each of the following upward or downward, as appropriate, if any combination or subdivision of units occurs:

•	the minimum quarterly distribution,

•	the target distribution levels,

•	the unrecovered unit price,

•	the number of common units issuable upon conversion of the subordinated units, and

•	other amounts calculated on a per unit basis.

For example, if a two-for-one split of the common units occurs, we will reduce the minimum quarterly distribution, the target distribution levels and the unrecovered initial unit price of the common units to 50% of their initial levels.

We will not make any adjustment for the issuance of additional common units for cash or property.

We may also adjust the minimum quarterly distribution and the target distribution levels if legislation is enacted or if existing law is modified or interpreted in a manner that causes us or our operating partnership to become taxable as a corporation or otherwise subject to taxation as an entity for federal income tax purposes. In this event, we will reduce the minimum quarterly distribution and the target distribution levels for each quarter after that time to amounts equal to the product of:

•	the minimum quarterly distribution and each of the target distribution levels multiplied by

•	one minus the sum of:

•	the highest marginal federal income tax rate that could apply if the partnership or operating partnership were taxed as a corporation, plus

•	the effective overall state and local income tax rate that would have been applicable in the preceding calendar year as a result of the new imposition of the entity level tax, after taking into account the benefit of any deduction allowable for federal income tax purposes for the payment of state and local income taxes, but only to the extent of the increase in rates resulting from such legislation or interpretation.

For example, assuming we are not previously subject to state and local income tax, if we became taxable as a corporation for federal income tax purposes and subject to a maximum marginal federal, and effective state and local, resulting in combined income tax rates of 40%, then we would reduce the minimum quarterly distribution and the target distribution levels to 60% of the amount immediately before the adjustment.

Distributions of Cash Upon Liquidation. When we commence dissolution and liquidation, we will sell or otherwise dispose of our assets and adjust the partners’ capital account balances to reflect any resulting gain or loss. We will first apply the proceeds of liquidation to the payment of our creditors in the order of priority provided in our partnership agreement and by law. After that, we will distribute the proceeds to the unitholders and our general partner in accordance with their capital account balances, as so adjusted.

We maintain capital accounts in order to ensure that the partnership’s allocations of income, gain, loss and deduction are respected under the Internal Revenue Code. The balance of a partner’s capital account also determines how much cash or other property the partner will receive on liquidation of the partnership. A partner’s capital account is credited with (increased by) the following items:

•	the amount of cash and fair market value of any property (net of liabilities) contributed by the partner to the partnership, and

•	the partner’s share of “book” income and gain (including income and gain exempt from tax).

A partner’s capital account is debited with (reduced by) the following items:

•	the amount of cash and fair market value (net of liabilities) of property distributed to the partner, and

•	the partner’s share of loss and deduction (including some items not deductible for tax purposes).

Partners are entitled to liquidating distributions in accordance with their capital account balances.

Upon our liquidation, any gain, or unrealized gain attributable to assets distributed in kind, will be allocated to the partners in the following manner:

•	first, to our general partner and the holders of units who have negative balances in their capital accounts to the extent of and in proportion to those negative balances;

•	second, 98% to the common units, pro rata, and 2% to our general partner, until the capital account for each common unit is equal to the sum of:

•	the unrecovered unit price, and

•	the amount of the minimum quarterly distribution for the quarter during which our liquidation occurs.

•	third, 85% to all units, pro rata, and 15% to our general partner, until there has been allocated under this paragraph an amount per unit equal to:

•	the excess of the $0.52 target distribution per unit over the minimum quarterly distribution per unit for each quarter of our existence less

•	the cumulative amount per unit of any distribution of available cash from operating surplus in excess of the minimum quarterly distribution per unit that was distributed 85% to the units, pro rata, and 15% to our general partner for each quarter of our existence;

•	fourth, 75% to all units, pro rata, and 25% to our general partner, until there has been allocated under this paragraph an amount per unit equal to:

•	the excess of the $0.60 target distribution per unit over the $0.52 target distribution per unit for each quarter of our existence less

•	the cumulative amount per unit of any distributions of available cash from operating surplus in excess of the first target distribution per unit that was distributed 75% to the units, pro rata, and 25% to our general partner for each quarter of our existence; and

•	after that, 50% to all units, pro rata, and 50% to our general partner.

Upon our liquidation, any loss will generally be allocated to our general partner and the unitholders in the following manner:

•	first, 98% to the holders of common units in proportion to the positive balances in their capital accounts and 2% to our general partner, until the capital accounts of the common unitholders have been reduced to zero; and

•	after that, 100% to our general partner.

In addition, we will make interim adjustments to the capital accounts at the time we issue additional equity interests or make distributions of property. We will base these adjustments on the fair market value of the interests or the property distributed and we will allocate any gain or loss resulting from the adjustments to the unitholders and our general partner in the same manner as we allocate gain or loss upon liquidation. In the event that we make positive interim adjustments to the capital accounts, we will allocate any later negative adjustments to the capital accounts resulting from the issuance of additional equity interests, our distributions of property, or upon our liquidation, in a manner which results, to the extent possible, in the capital account balances of our general partner equaling the amount which would have been our general partner’s capital account balances if we had not made any earlier positive adjustments to the capital accounts.

Power of Attorney

Each limited partner, and each person who acquires a unit from a unitholder and executes and delivers a transfer application, grants to our general partner and, if appointed, a liquidator, a power of attorney to, among other things, execute and file documents required for our qualification, continuance or dissolution and the amendment of our partnership agreement, and to make consents and waivers under our partnership agreement.

Capital Contributions

Unitholders are not obligated to make additional capital contributions, except as described below under “—Limited Liability.”

Limited Liability

So long as a limited partner does not participate in the control of our business within the meaning of the Delaware Revised Uniform Limited Partnership Act and otherwise acts in conformity with the provisions of our partnership agreement, the limited partner’s liability under the Delaware Act will be limited to the amount of capital he is obligated to contribute to us for his common units plus his share of any undistributed profits and assets. If it were determined that a limited partner participated in the control of our business, then the limited partner could be held personally liable for our obligations under Delaware law to the same extent as our general partner. This liability would extend only to persons who transact business with us who reasonably believe that the limited partner is a general partner. However, what constitutes participating in the control of a limited partnership’s business has not been clearly established in all states. If it were determined, for example, that the right, or exercise of a right, by the limited partners to:

•	remove our general partner,

•	approve some amendments to our partnership agreement, or

•	take other action under our partnership agreement

constituted participation in the control of our business, then limited partners could be held liable for our obligations to the same extent as our general partner.

Under the Delaware Act, we cannot make a distribution to a partner if, after the distribution, all our liabilities, other than liabilities to partners on account of their partnership interests and liabilities for which the recourse of creditors is limited to specific property, exceed the fair value of our assets. For the purpose of determining the fair value of the assets of a limited partnership, the Delaware Act provides that the fair value of property subject to liability for which recourse of creditors is limited shall be included in the assets of the limited partnership only to the extent that the fair value of that property exceeds the nonrecourse liability. The Delaware Act provides that a limited partner who receives a distribution and knew at the time of the distribution that the distribution was in violation of the Delaware Act is liable to the limited partnership for the amount of the distribution for three years. Under the Delaware Act, an assignee who becomes a substituted limited partner is liable for the obligations of his assignor to make contributions to the partnership, except the assignee is not obligated for liabilities unknown to him at the time he became a limited partner and which he could not ascertain from our partnership agreement.

The limitations on the liability of limited partners for the obligations of a limited partnership have not been clearly established in many jurisdictions. If it were determined that we were, by virtue of our limited partner interest in our operating partnership or otherwise, conducting business in any state under the applicable limited partnership statute, or that the right or exercise of the right by the limited partners as a group to remove or replace our general partner, to approve some amendments to our partnership agreement, or to take other action under our partnership agreement constituted “participation in the control” of our business for purposes of the statutes of any relevant jurisdiction, then the limited partners could be held personally liable for our obligations under the law of that jurisdiction to the same extent as our general partner. We operate in a manner our general partner considers reasonable and appropriate to preserve the limited liability of the limited partners.

Transfer Agent and Registrar

American Stock Transfer and Trust Company is the registrar and transfer agent for our common units. We pay all fees charged by the transfer agent for transfers of common units, except that the following fees must be paid by unitholders:

•	surety bond premiums to replace lost or stolen certificates, taxes and other governmental charges,

•	special charges for services requested by a holder of a common unit, and

•	other similar fees or charges.

There is no charge to unitholders for disbursements of cash distributions.

We have agreed to indemnify the transfer agent, its agents and each of their particular shareholders, directors, officers and employees against all claims and losses that may arise out of acts performed or omitted in its capacity as our transfer agent, except for any liability due to any negligence, gross negligence, bad faith or intentional misconduct of the indemnified person or entity.

Transfer of Common Units

The transfer agent will not record a transfer of common units, and we will not recognize the transfer, unless the certificates representing the units are surrendered and the transferee executes and delivers a transfer application. The form of transfer application appears on the reverse side of the certificates representing the common units. By executing and delivering a transfer application, the transferee of common units:

•	becomes the record holder of the common units and is an assignee until admitted as a substituted limited partner;

•	automatically requests admission as a substituted limited partner;

•	agrees to be bound by the terms and conditions of our partnership agreement;

•	represents that the transferee has the capacity, power and authority to enter into our partnership agreement;

•	grants powers of attorney to officers of our general partner and, if one is ever appointed, our liquidator, as specified in our partnership agreement; and

•	makes the waivers and gives the consents contained in our partnership agreement.

An assignee will become a substituted limited partner as to the transferred common units upon the consent of our general partner and the recordation of the name of the assignee on our books and records. Our general partner may withhold its consent in its sole discretion.

A transferee’s broker, agent or nominee may complete, execute and deliver the transfer applications. We are entitled to treat the nominee holder of a common unit as the absolute owner. In that case, the beneficial holder’s rights are limited solely to those that it has against the nominee holder as a result of any agreement between the beneficial owner and the nominee holder.

Common units are securities and are transferable according to the laws governing transfer of securities. In addition to the rights acquired upon transfer, the transferor gives the transferee the right to request admission as a substituted limited partner. A purchaser or transferee of common units who does not execute and deliver a transfer application will have only

•	the right to assign the common units to a purchaser or other transferee and

•	the right to transfer the right to seek admission as a substituted limited partner.

Thus, a purchaser or transferee of common units who does not execute and deliver a transfer application will not receive

•	cash distributions or federal income tax allocations unless the common units are held in a nominee or “street name” account and the nominee or broker has executed and delivered a transfer application and

•	may not receive federal income tax information or reports furnished to record holders of common units.

The transferor of common units must provide the transferee with all information necessary to transfer the common units. The transferor will not be required to insure the execution of the transfer application by the transferee and will have no liability or responsibility if the transferee neglects or chooses not to execute and forward the transfer application to the transfer agent. See “—Status as Limited Partner or Assignee.”

Until a common unit has been transferred on our books, we and the transfer agent may treat the record holder of the unit as the absolute owner for all purposes, except as otherwise required by law or stock exchange regulations, even if either of us has notice of an attempted transfer.

Issuance of Additional Securities

Our partnership agreement authorizes us to issue an unlimited number of additional limited partner interests, debt and other securities for the consideration and on the terms and conditions established by our general partner in its sole discretion without the approval of any limited partners. We have funded, and will likely continue to fund, acquisitions through the issuance of additional common units or other equity securities and debt securities. Holders of any additional common units we issue will be entitled to share equally with the then-existing holders of common units in our distributions of available cash. In addition, the issuance of additional common units may dilute the value of the interests of the then-existing holders of common units in our net assets.

In accordance with Delaware law and the provisions of our partnership agreement, we may also issue additional partnership securities that, in the sole discretion of our general partner, may have special voting rights to which the common units are not entitled.

Upon issuance of additional partnership securities, our general partner must make additional capital contributions to the extent necessary to maintain its combined 2% general partner interest in us and in our operating partnership. Moreover, our general partner will have the right, which it may from time to time assign in whole or in part to any of its affiliates, to purchase common units, subordinated units or other equity securities whenever, and on the same terms that, we issue those securities to persons other than our general partner and its affiliates, to the extent necessary to maintain its percentage interest that existed immediately before each issuance. The holders of common units will not have preemptive rights to acquire additional common units or other partnership interests.

Amendment of Our Partnership Agreement

Amendments to our partnership agreement may be proposed only by or with the consent of our general partner, which it may withhold in its sole discretion. In order to adopt a proposed amendment, other than the amendments discussed in “—No Unitholder Approval” below, our general partner must seek written approval of the holders of the number of units required to approve the amendment or call a meeting of the limited partners to consider and vote upon the proposed amendment.

Prohibited Amendments. No amendment may be made that would:

•	change the percentage of outstanding units required to take partnership action, unless approved by the affirmative vote of unitholders constituting at least the voting requirement sought to be reduced;

•	enlarge the obligations of any limited partner without its consent, unless approved by at least a majority of the type or class of limited partner interests so affected;

•	enlarge the obligations of, restrict in any way any action by or rights of, or reduce in any way the amounts distributable, reimbursable or otherwise payable by us to our general partner or any of its affiliates without its consent, which may be given or withheld in its sole discretion;

•	change our term;

•	provide that we are not dissolved upon the expiration of our term or upon an election to dissolve us by our general partner that is approved by holders of a majority of the units of each class; or

•	give any person the right to dissolve us other than our general partner’s right to dissolve us with the approval of holders of a majority of the units of each class.

The provision of our partnership agreement preventing the amendments having the effects described above can be amended upon the approval of the holders of at least 90% of the outstanding common units.

No Unitholder Approval. Our general partner may amend our partnership agreement, without the approval of the unitholders, to:

•	change our name, the location of our principal place of business, our registered agent or registered office;

•	reflect the admission, substitution, withdrawal or removal of partners in accordance with our partnership agreement;

•	qualify us or continue our qualification as a limited partnership under the laws of any state or to ensure that neither we nor our operating partnership will be taxed as a corporation or otherwise taxed as an entity for federal income tax purposes;

•	prevent us or our general partner, or its directors, officers, agents or trustees, from being subject to the provisions of the Investment Advisers Act of 1940 or “plan asset” regulations adopted under the Employee Retirement Income Security Act of 1974;

•	authorize additional limited or general partner interests;

•	reflect changes required by a merger agreement that has been approved under the terms of our partnership agreement;

•	permit us to form or invest in any entity, other than the operating partnership, permitted by our partnership agreement;

•	change our fiscal year or taxable year; and

•	make other changes substantially similar to any of the matters described above.

In addition, our general partner may amend our partnership agreement, without the approval of the unitholders, if those amendments:

•	do not adversely affect the limited partners in any material respect;

•	are necessary to satisfy any requirements or guidelines contained in any opinion, directive, order, ruling or regulation of any federal or state agency or judicial authority or contained in any federal or state statute;

•	are necessary to facilitate the trading of limited partner interests or to comply with any rule or guideline of any securities exchange or interdealer quotation system on which the limited partner interests are or will be listed for trading;

•	are necessary for any action taken by our general partner relating to splits or combinations of units; or

•	are required to effect the intent of the provisions of our partnership agreement or are otherwise contemplated by our partnership agreement.

Opinion of Counsel and Unitholder Approval. Except in the case of the amendments described above under “—No Unitholder Approval,” amendments to our partnership agreement will not become effective without the approval of holders of at least 90% of the units unless we obtain an opinion of counsel to the effect that the amendment will not affect the limited liability under applicable law of any limited partner or cause us or our operating partnership to be taxable as a corporation or otherwise to be taxed as an entity for federal income tax purposes (to the extent not previously taxed as such). Subject to obtaining the opinion of counsel, any amendment that would have a material adverse effect on the rights or preferences of any type or class of outstanding units in relation to other classes of units will require the approval of at least a majority of the type or class of units so affected.

Merger, Sale or Other Disposition of Our Assets

Our general partner may not, without the prior approval of holders of a majority of the outstanding common units, cause us to sell, exchange or otherwise dispose of all or substantially all of our assets, including by way of merger, consolidation or other combination, or approve on our behalf the sale, exchange or other disposition of all or substantially all of the assets of our operating partnership. However, our general partner may, without any consent of the other unitholders, mortgage or otherwise grant a security interest in all or substantially all of our assets or sell all or substantially all of our assets under a foreclosure. Furthermore, provided that conditions specified in our partnership agreement are satisfied, our general partner may merge us or any of our subsidiaries into, or convey some or all of our and their assets to, a newly formed entity if the sole purpose of that merger or conveyance changes our legal form into another limited liability entity.

The unitholders are not entitled to dissenters’ rights of appraisal in the event of a merger, consolidation, sale of substantially all of our assets or any other transaction or event.

Termination and Dissolution

We will continue until December 31, 2098, unless terminated sooner upon:

•	the election of our general partner to dissolve us, if approved by the holders of a majority of the outstanding common units;

•	the sale, exchange or other disposition of all or substantially all of our assets and those of our operating partnership and our respective subsidiaries;

•	the entry of a decree of judicial dissolution of us; or

•	the withdrawal or removal of our general partner or any other event that results in its ceasing to be our general partner other than the transfer of its general partner interest in accordance with our partnership agreement or withdrawal or removal following approval and admission of a successor.

Upon a dissolution under the last item above, the holders of a majority of the common units may also elect, within specific time limitations, to reconstitute us by forming a new limited partnership on terms identical to those in our partnership agreement and having as general partner an entity approved by the holders of a majority of the common units subject to our receipt of an opinion of counsel to the effect that:

•	the action would not result in the loss of limited liability of any limited partner; and

•	neither we, the reconstituted limited partnership, nor the operating partnership would be taxed as a corporation or otherwise be taxed as an entity for federal income tax purposes upon the exercise of that right to continue.

Liquidation and Distribution of Proceeds

Unless we are reconstituted and continue as a new limited partnership, upon our liquidation a liquidator will be selected to liquidate our assets and apply the proceeds of the liquidation as described in “—Cash Distribution Policy—Distributions of Cash Upon Liquidation.” The liquidator may defer liquidation or distribution of our assets for a reasonable period of time or distribute assets in kind if it determines that a sale would be impractical or would cause undue loss to the partners.

Withdrawal or Removal of Our General Partner

Our general partner may withdraw as our general partner without first obtaining approval from the unitholders by giving 90 days’ written notice. Our general partner may also sell or otherwise transfer all of its general partner interests in us without the approval of the unitholders as described below under “—Transfer of General Partner Interest and Incentive Distribution Rights.” Upon withdrawal, we must reimburse our general partner for all expenses incurred by it on our behalf or allocable to us in connection with operating our business.

If our general partner withdraws, other than as a result of a transfer of all or a part of its general partner interests in us, the holders of a majority of the common units (excluding those held by our general partner and its affiliates) may elect a successor to the withdrawing general partner. If, prior to the effective date of such withdrawal, a successor is not elected, or is elected but an opinion of counsel regarding limited liability and tax matters cannot be obtained, we will be dissolved and liquidated, unless within 90 days after that withdrawal the holders of a majority of the common units agree in writing to continue our business and to appoint a successor general partner. See “—Termination and Dissolution.”

Our general partner may not be removed except by the vote of the holders of at least 66 2/3% of the outstanding common units, excluding common units held by our general partner and its affiliates, and we receive an opinion of counsel regarding limited liability and tax matters. Any removal is also subject to the approval of a successor general partner by the vote of the holders of a majority of the common units, excluding common units held by our general partner and its affiliates. If our general partner is removed under circumstances where cause does not exist and does not consent to that removal, our general partner will have the right to convert its general partner interests and incentive distribution rights into common units or to require the successor general partner to purchase those interests for a cash payment equal to the fair market value of such interests. If our general partner withdraws without a violation of our partnership agreement, our general partner will have the right to require the successor general partner to purchase its general partner interests and incentive distribution rights for a cash payment equal to the fair market value of those interests.

In the event of removal of our general partner under circumstances where cause exists or a withdrawal of our general partner that violates our partnership agreement, a successor general partner will have the option to purchase the general partner interests and incentive distribution rights of the departing general partner for a cash payment equal to the fair market value of those interests. In each case, fair market value will be determined by agreement between the departing general partner and the successor general partner. If they cannot reach an agreement, an independent expert selected by the departing general partner and the successor general partner will determine the fair market value. If the departing general partner and the successor general partner cannot agree on an expert, then an expert chosen by agreement of the experts selected by each of them will determine the fair market value. If the purchase option is not exercised by either the departing general partner or the successor general partner, the general partner interests and incentive distribution rights will automatically convert into common units pursuant to a valuation of an independent expert selected in the manner described above. The successor general partner must indemnify the departing general partner (or its transferee) from all of our debt and liabilities arising on or after the date on which the departing general partner becomes a limited partner as a result of the conversion. Except for this limited indemnity right and the right of the departing general partner to receive distributions on its common units, no other payments will be made to our general partner after withdrawal.

Our partnership agreement defines “cause” as existing where a court has rendered a final, non-appealable judgment that our general partner has committed fraud, gross negligence or willful or wanton misconduct in its capacity as general partner.

Withdrawal or removal of our general partner as our general partner also constitutes its withdrawal or removal as the general partner of our operating partnership.

Transfer of General Partner Interest and Incentive Distribution Rights

Our general partner may transfer all or any part of its general partner interest without obtaining the consent of the unitholders. As a condition to the transfer of a general partner interest, the transferee must assume the rights and duties of the general partner to whose interest it has succeeded, furnish an opinion of counsel regarding limited liability and tax matters, agree to acquire all of the general partner’s interest in our operating partnership and agree to be bound by the provisions of the partnership agreement of our operating partnership.

The members of our general partner may sell or transfer all or part of their interest in our general partner to an affiliate without the approval of the unitholders.

Our general partner or any holder may transfer its incentive distribution rights to another person without the prior approval of the unitholders. However, the transferee must agree to be bound by the provisions of our partnership agreement. Our general partner has the authority, but is not required, to adopt reasonable restrictions on the transfer of incentive distribution rights.

Change of Management Provisions

Our partnership agreement contains specific provisions that are intended to discourage a person or group from attempting to remove Atlas Pipeline Partners GP, LLC as our general partner or otherwise change management. If any person or group other than our general partner and its affiliates acquires beneficial ownership of 20% or more of any class of units, that person or group will lose voting rights on all of its units and the units will not be considered outstanding for the purposes of noticing meetings, determining the presence of a quorum, calculating required votes and other similar matters. In addition, the removal of our general partner under circumstances where cause does not exist and our general partner does not consent to that removal has the adverse consequences described under “—Withdrawal or Removal of Our General Partner.”

Limited Call Right

If at any time not more than 20% of the outstanding limited partner interests of any class are held by persons other than our general partner and its affiliates, our general partner will have the right, which it may assign in whole or in part to any of its affiliates or to us, to acquire all, but not less than all, of the remaining limited partner interests of the class held by unaffiliated persons as of a record date selected by our general partner on at least 10 but not more than 60 days’ notice.

The purchase price will be the greater of:

•	the highest price paid by our general partner or any of its affiliates for any limited partner interests of the class purchased within the 90 days preceding the date on which our general partner first mails notice of its election to purchase those limited partner interests; and

•	the average of the daily closing prices for the 20 trading days immediately prior to the date that is three days before the date the notice is mailed.

As a result of our general partner’s right to purchase outstanding limited partner interests, a holder of limited partner interests may have his limited partner interests purchased at an undesirable time or price. The tax consequences to a unitholder of the exercise of this call right are the same as a sale by that unitholder of his common units in the market.

Meetings; Voting

Except as described above under “—Change of Management Provisions,” unitholders or assignees who are record holders of units on a record date will be entitled to notice of, and to vote at, meetings of our limited partners and to act upon matters for which approvals may be solicited. Common units that are owned by an assignee who is a record holder, but who has not yet been admitted as a substituted limited partner, will be voted by our general partner at the written direction of the record holder. Absent direction of this kind, the common units will not be voted, except that, in the case of common units held by our general partner on behalf of non-citizen assignees, our general partner shall distribute the votes on those common units in the same ratios as the votes of limited partners on other units are cast.

Any action to be taken by the unitholders may be taken either at a meeting of the unitholders or without a meeting if consents in writing describing the action so taken are signed by holders of the same number of units as would be necessary to take the action at a meeting at which all limited partners where present and voted. Meetings of the unitholders may be called by our general partner or by unitholders owning at least 20% of the outstanding units of the class for which a meeting is proposed. Unitholders may vote either in person or by proxy at meetings. The holders of a majority of the outstanding units of the class or classes for which a meeting has been called, represented in person or by proxy, will constitute a quorum unless any action by the unitholders requires approval by holders of a greater percentage of the units, in which case the quorum will be the greater percentage.

Except as described above under “—Change of Management Provisions,” each record holder will have a vote in accordance with his percentage interest, although additional limited partner interests having different voting rights could be issued. See “—Issuance of Additional Securities.” Units held in nominee or street name account will be voted by the broker or other nominee in accordance with the instruction of the beneficial owner.

We or the transfer agent will deliver any notice, report or proxy material required or permitted to be given or made to record holders of common units under our partnership agreement to the record holder.

Status as Limited Partner or Assignee

An assignee of a common unit, after executing and delivering a transfer application, but pending its admission as a substituted limited partner, is entitled to an interest equivalent to that of a limited partner sharing in allocations and distributions, including liquidating distributions. Our general partner will vote and exercise other powers attributable to common units owned by an assignee who has not become a substituted limited partner at the written direction of the assignee. See “—Meetings; Voting.” We will not treat transferees who do not execute and deliver a transfer application as assignees or as record holders of common units, and they will not receive cash distributions, federal income tax allocations or reports furnished to record holders. See “—Transfer of Common Units.”

Non-Citizen Assignees; Redemption

If we are or become subject to federal, state or local laws or regulations that, in the reasonable determination of our general partner, create a substantial risk of cancellation or forfeiture of any property in which we have an interest because of the nationality, citizenship or related status of any limited partner or assignee, we may redeem the units held by the limited partner or assignee at a price equal to the average of the daily closing prices for the 20 trading days immediately prior to the redemption date. In order to avoid any cancellation or forfeiture, our general partner may require each limited partner or assignee to furnish information about his nationality, citizenship or related status. If a limited partner or assignee fails to furnish this information within 30 days after a request for it, or our general partner determines after receipt of the information that the limited partner or assignee is not an eligible citizen, then the limited partner or assignee may be treated as a non-citizen assignee. In addition to other limitations on the rights of an assignee who is not a substituted limited partner, a non-citizen assignee does not have the right to direct the voting of his units and may not receive distributions in kind upon our liquidation.

Indemnification

Under the partnership agreement, we will indemnify the following persons, by reason of their status as such, to the fullest extent permitted by law, from and against all losses, claims or damages arising out of or incurred in connection with our business:

•	our general partner;

•	any departing general partner;

•	any person who is or was an affiliate of our general partner or any departing general partner;

•	any person who is or was a member, partner, officer, director, employee, agent or trustee of our general partner, any departing general partner or the operating partnership or any affiliate of a general partner, any departing general partner or the operating partnership; or

•	any person who is or was serving at the request of a general partner or any departing general partner or any affiliate of a general partner or any departing general partner as an officer, director, employee, member, partner, agent, fiduciary or trustee of another person.

Our indemnification obligation arises only if the indemnified person acted in good faith and in a manner the person reasonably believed to be in, and not opposed to, our best interests. With respect to criminal proceedings, the indemnified person must not have had reasonable cause to believe that the conduct was unlawful.

Any indemnification under these provisions will be only out of our assets. Our general partner will not be personally liable for the indemnification obligations and will not have any obligation to contribute or loan funds to us in connection with it. The partnership agreement permits us to purchase insurance against liabilities asserted against and expenses incurred by persons for our activities, regardless of whether we would have the power to indemnify the person against liabilities under the partnership agreement.

Books and Reports

Our general partner keeps appropriate books on our business at our principal offices. The books are maintained for both tax and financial reporting purposes on an accrual basis. For tax and financial reporting purposes, our fiscal year is the calendar year.

We furnish or make available to record holders of common units, within 120 days after the close of each fiscal year, an annual report containing audited financial statements. Except for our fourth quarter, we also furnish or make available summary financial information, including unaudited financial statements and other information required by law, within 90 days after the close of each quarter.

We furnish each record holder information reasonably required for tax reporting purposes within 90 days after the close of each calendar year. We expect to furnish information in summary form so that some complex calculations normally required of partners can be avoided. Our ability to furnish this summary information to unitholders depends on the cooperation of unitholders in supplying us with specific information. We will furnish every unitholder with information to assist him in determining his federal and state tax liability and filing his federal and state income tax returns, regardless of whether he supplies us with information.

Right to Inspect Our Books and Records

Our partnership agreement provides that a limited partner can, for a purpose reasonably related to his interest as a limited partner, upon reasonable demand and at his own expense, have furnished to him:

•	a current list of the name and last known address of each partner;

•	a copy of our tax returns;

•	information as to the amount of cash, and a description and statement of the agreed value of any other property or services, contributed or to be contributed by each partner and the date on which each became a partner;

•	copies of our partnership agreement, the certificate of limited partnership and related amendments and powers of attorney under which they have been executed;

•	information regarding the status of our business and financial condition; and

•	other information regarding our affairs that is just and reasonable.

Our general partner may keep confidential from the limited partners trade secrets or other information the disclosure of which our general partner believes in good faith is not in our best interests or which we are required by law or by agreement with third parties to keep confidential.

SELLING SECURITYHOLDERS

Information about selling securityholders, where applicable, will be set forth in a prospectus supplement, in a post-effective amendment or in filings we make with the SEC which are incorporated into this prospectus by reference.

TAX CONSIDERATIONS

This section is a discussion of the material tax considerations that may be relevant to prospective unitholders who are individual citizens or residents of the United States and, unless otherwise noted in the following discussion, is the opinion of Ledgewood, P.C., tax counsel to our general partner and us, insofar as it relates to matters of United States federal income tax law and legal conclusions with respect to those matters. This section is based upon current provisions of the Internal Revenue Code, existing and proposed regulations and current administrative rulings and court decisions, all of which are subject to change. Later changes in these authorities may cause the tax consequences to vary substantially from the consequences described below.

The following discussion does not address on all federal income tax matters affecting us or the unitholders. Moreover, the discussion focuses on unitholders who are individual citizens or residents of the United States and has only limited application to corporations, estates, trusts, nonresident aliens or other unitholders subject to specialized tax treatment, such as tax-exempt institutions, foreign persons, individual retirement accounts (IRAs), real estate investment trusts (REITs) or mutual funds. Accordingly, we urge you to consult, and depend on, your own tax advisor in analyzing the federal, state, local and foreign tax consequences particular to you of the ownership or disposition of units.

All statements as to matters of law and legal conclusions, but not as to factual matters, contained in this section, unless otherwise noted, are the opinion of Ledgewood and are based on the accuracy of the representations made by us.

We have not received, and will not request, a ruling from the IRS regarding any matter affecting us or prospective unitholders. Instead, we will rely on opinions of Ledgewood. Unlike a ruling, an opinion of counsel represents only that counsel’s best legal judgment and does not bind the IRS or the courts. Accordingly, the opinions and statements made here may not be sustained by a court if contested by the IRS. Any contest of this sort with the IRS may materially and adversely impact the market for the common units and the prices at which common units trade. In addition, the costs of any contest with the IRS, principally legal, accounting and related fees, will result in a reduction in cash available for distribution to our unitholders and our general partner and thus will be borne indirectly by our unitholders and our general partner. Furthermore, the tax treatment of us, or of an investment in us, may be significantly modified by future legislative or administrative changes or court decisions. Any modifications may or may not be retroactively applied.

For the reasons described below, Ledgewood has not rendered an opinion with respect to the following specific federal income tax issues:

•	the treatment of a unitholder whose common units are loaned to a short seller to cover a short sale of common units (please read “—Tax Consequences of Unit Ownership—Treatment of Short Sales”);

•	whether our monthly convention for allocating taxable income and losses is permitted by existing Treasury Regulations (please read “—Disposition of Units—Allocations Between Transferors and Transferees”); and

•	whether our method for depreciating Section 743 adjustments is sustainable in certain cases (please read “—Disposition of Units—Section 754 Election”).

Partnership Status

A partnership is not a taxable entity and incurs no federal income tax liability. Instead, each partner of a partnership is required to take into account its share of items of income, gain, loss and deduction of the partnership in computing its federal income tax liability, regardless of whether cash distributions are made to it by the partnership. Distributions by a partnership to a partner are generally not taxable unless the amount of cash distributed is in excess of the partner’s adjusted basis in its partnership interest.

Section 7704 of the Internal Revenue Code provides that publicly traded partnerships will, as a general rule, be taxed as corporations. However, an exception, referred to as the “qualifying income exception,” exists with respect to publicly traded partnerships of which 90% or more of the gross income for every taxable year consists of “qualifying income.” Qualifying income includes income and gains derived from the transportation, storage, processing and marketing of crude oil, natural gas and products thereof. Other types of qualifying income include interest (other than from a financial business), dividends, gains from the sale of real property and gains from the sale or other disposition of capital assets held for the production of income that otherwise constitutes qualifying income. We estimate that less than 2% of our current income is not qualifying income; however, this estimate could change from time to time. Based upon and subject to this estimate, the factual representations made by us and our general partner and a review of the applicable legal authorities, Ledgewood is of the opinion that at least 90% of our current gross income constitutes qualifying income.

We have not received, and will not seek, a ruling from the IRS and the IRS has made no determination as to our status for federal income tax purposes or whether our operations generate “qualifying income” under Section 7704 of the Internal Revenue Code. Instead, we will rely on the opinion of Ledgewood that, based upon the Internal Revenue Code, its regulations, published revenue rulings and court decisions and the representations described below, we will be classified as a partnership for federal income tax purposes.

In rendering its opinion, Ledgewood has relied on factual representations made by us and our general partner. The representations made by us and our general partner upon which Ledgewood has relied are:

•	Neither we nor our operating partnership or any operating subsidiary has elected or will elect to be treated as a corporation; and

•	For each taxable year, more than 90% of our gross income will be income that Ledgewood has opined or will opine is “qualifying income” within the meaning of Section 7704(d) of the Internal Revenue Code.

If we fail to meet the qualifying income exception, other than a failure that is determined by the IRS to be inadvertent and that is cured within a reasonable time after discovery, we will be treated as if we had transferred all of our assets, subject to liabilities, to a newly formed corporation, on the first day of the year in which we fail to meet the qualifying income exception, in return for stock in that corporation, and then distributed that stock to the unitholders in liquidation of their interests in us. This contribution and liquidation should be tax-free to unitholders and us so long as we, at that time, do not have liabilities in excess of the tax basis of our assets. Thereafter, we would be treated as a corporation for federal income tax purposes.

If we were taxable as a corporation in any taxable year, either as a result of a failure to meet the qualifying income exception or otherwise, our items of income, gain, loss and deduction would be reflected only on our tax return rather than being passed through to the unitholders, and our net income would be taxed to us at corporate rates. In addition, any distribution made to a unitholder would be treated as either taxable dividend income, to the extent of our current or accumulated earnings and profits, or, in the absence of earnings and profits, a nontaxable return of capital, to the extent of the unitholder’s tax basis in his common units, or taxable capital gain, after the unitholder’s tax basis in his common units is reduced to zero. Accordingly, taxation of us as a corporation would result in a material reduction in a unitholder’s cash flow and after-tax return and thus would likely result in a substantial reduction of the value of the units.

The discussion below is based on Ledgewood’s opinion that we will be classified as a partnership for federal income tax purposes.

Limited Partner Status

Unitholders who have become our limited partners will be treated as our partners for federal income tax purposes. Counsel is also of the opinion, based upon and in reliance upon those same representations set forth under “—Partnership Status,” that

•	assignees who have executed and delivered transfer applications and are awaiting admission as limited partners, and

•	unitholders whose common units are held in street name or by a nominee and who have the right to direct the nominee in the exercise of all substantive rights attendant to the ownership of their common units, will be treated as our partners for federal income tax purposes. As there is no direct authority addressing assignees of common units who are entitled to execute and deliver transfer applications and thereby become entitled to direct the exercise of attendant rights, but who fail to execute and deliver transfer applications, Counsel’s opinion does not extend to these persons. Furthermore, a purchaser or other transferee of common units who does not execute and deliver a transfer application may not receive some federal income tax information or reports furnished to record holders of common units unless the common units are held in a nominee or street name account and the nominee or broker has executed and delivered a transfer application for those common units.

A beneficial owner of common units whose units have been transferred to a short seller to complete a short sale would appear to lose his or her status as a partner with respect to such units for federal income tax purposes. See “—Tax Consequences of Unit Ownership—Treatment of Short Sales.”

Income, gain, deductions or losses would not appear to be reportable by a unitholder who is not a partner for federal income tax purposes, and any cash distributions received by a unitholder who is not a partner for federal income tax purposes would therefore be fully taxable as ordinary income. These holders should consult their own tax advisors with respect to their status as our partners for federal income tax purposes.

Tax Consequences of Unit Ownership

Flow-through of Taxable Income. We do not pay any federal income tax. Instead, each unitholder is required to report on his or her income tax return his or her allocable share of our income, gains, losses and deductions without regard to whether we make cash distributions to that unitholder. Consequently, we may allocate income to our unitholders although we have made no cash distribution to them. Each unitholder will be required to include in income his or her allocable share of our income, gain, loss and deduction for our taxable year ending with or within his or her taxable year.

Treatment of Distributions. Our distributions generally will not be taxable for federal income tax purposes to the extent of a unitholder’s tax basis in his or her common units immediately before the distribution. Our cash distributions in excess of that tax basis generally will be considered to be gain from the sale or exchange of the common units, taxable in accordance with the rules described under “—Disposition of Units” below. Any reduction in a unitholder’s share of our liabilities for which no partner, including our general partner, bears the economic risk of loss, known as “nonrecourse liabilities,” will be treated as a distribution of cash to that unitholder. To the extent our distributions cause a unitholder’s “at risk” amount to be less than zero at the end of any taxable year, the unitholder must recapture any losses deducted in previous years. See “—Limitations on Deductibility of Our Losses.”

A decrease in a unitholder’s percentage interest in us because of our issuance of additional common units will decrease his or her share of our nonrecourse liabilities, and thus will result in a corresponding deemed distribution of cash. A non-pro rata distribution of money or property may result in ordinary income to a unitholder, regardless of his or her tax basis in our common units, if the distribution reduces his or her share of our “unrealized receivables,” including depreciation recapture, or substantially appreciated “inventory items,” both as defined in Section 751 of the Internal Revenue Code, known collectively as “Section 751 assets.” To that extent, a unitholder will be treated as having been distributed his or her proportionate share of the Section 751 assets and having exchanged those assets with us in return for the non-pro rata portion of the actual distribution made to him or her. This latter deemed exchange will generally result in the unitholder’s realization of ordinary income under Section 751(b) of the Internal Revenue Code. That income will equal the excess of:

•	the non-pro rata portion of that distribution over

•	his or her tax basis for the share of Section 751 assets deemed relinquished in the exchange.

Ratio of Taxable Income to Distributions. In prior taxable years, unitholders received cash distributions that exceeded the amount of taxable income allocated to the unitholders. This excess was partially the result of depreciation deductions, but was primarily the result of special allocations to our general partner of taxable income earned by our operating subsidiary which caused a corresponding reduction in the amount of taxable income allocable to us. Since these special allocations increased our general partner’s capital account, the distribution it would receive upon our liquidation will be increased and distributions to unitholders would be correspondingly reduced. It is possible that upon liquidation common unitholders will recognize taxable income in excess of liquidation distributions.

Tax Rates. Under current law, the highest marginal U.S. federal income tax rate applicable to ordinary income of individuals is 39.6% and the highest marginal U.S. federal income tax rate applicable to long-term capital gains (generally, capital gains on certain assets held for more than 12 months) of individuals is 20%. In addition, there is a 3.8% Medicare tax on certain investment income earned by individuals. For these purposes, investment income generally includes a unitholder’s allocable share of our income and gain realized by a unitholder from a sale of units. The tax will be imposed on the lesser of (1) the unitholder’s net income from all of its investments, or (2) the amount by which the unitholder’s modified adjusted gross income exceeds $250,000 (if the unitholder is married and filing jointly), $125,000 (if the unitholder is married and filing separately), and $200,000 (for all others).

Alternative Minimum Tax. Although we do not expect to generate significant tax preference items or adjustments, each unitholder will be required to take into account his distributive share of any items of our income, gain, deduction or loss for purposes of the alternative minimum tax.

Basis of Common Units. A unitholder’s initial tax basis for his or her common units will be the amount he or she paid for the common units plus his or her share of our nonrecourse liabilities. That basis will be increased by his or her share of our income and by any increases in his or her share of our nonrecourse liabilities. That basis will be decreased, but not below zero, by our distributions to him or her, by his or her share of our losses, by any decreases in his or her share of our nonrecourse liabilities and by his or her share of our expenditures that are not deductible in computing taxable income and are not required to be capitalized.

Limitations on Deductibility of Our Losses. The deduction by a unitholder of his or her share of our losses will be limited to the tax basis in his or her units and, in the case of an individual unitholder or a corporate unitholder that is subject to the “at risk” rules (for example, if more than 50% of the value of its stock is owned directly or indirectly by five or fewer individuals or some tax-exempt organizations), to the amount for which the unitholder is considered to be “at risk” with respect to our activities, if that is less than its tax basis. A unitholder must recapture losses deducted in previous years to the extent that distributions cause his at risk amount to be less than zero at the end of any taxable year. Losses disallowed to a unitholder or recaptured as a result of these limitations will carry forward and will be allowable to the extent that his tax basis or at risk amount, whichever is the limiting factor, is subsequently increased. Upon the taxable disposition of a unit, any gain recognized by a unitholder can be offset by losses that were previously suspended by the at risk limitation but may not be offset by losses suspended by the basis limitation. Any excess loss above that gain previously suspended by the at risk or basis limitations is no longer utilizable.

In general, a unitholder will be at risk to the extent of the tax basis of his or her units, excluding any portion of that basis attributable to his or her share of our nonrecourse liabilities, reduced by any amount of money he or she borrows to acquire or hold the units, if the lender of those borrowed funds owns an interest in us, is related to the unitholder or can look only to the units for repayment. A unitholder’s at risk amount will increase or decrease as the tax basis of the unitholder’s units increases or decreases, other than tax basis increases or decreases attributable to increases or decreases in his or her share of our nonrecourse liabilities.

The passive loss limitations generally provide that individuals, estates, trusts and some closely-held corporations and personal service corporations can deduct losses from passive activities, which are generally activities in which the taxpayer does not materially participate, only to the extent of the taxpayer’s income from those passive activities. The passive loss limitations are applied separately with respect to each publicly-traded partnership. Consequently, any passive losses we generate will only be available to offset our passive income generated in the future and will not be available to offset income from other passive activities or investments, including our investments or your investments in other publicly-traded partnerships, or salary or active business income. Passive losses that are not deductible because they exceed a unitholder’s share of our income may be deducted in full when the unitholder disposes of his or her entire investment in us in a fully taxable transaction with an unrelated party. The passive activity loss rules are applied after other applicable limitations on deductions, including the at risk rules and the basis limitation.

A unitholder’s share of our net income may be offset by any of our suspended passive losses, but it may not be offset by any other current or carryover losses from other passive activities, including those attributable to other publicly-traded partnerships.

Limitations on Interest Deductions. The deductibility of a non-corporate taxpayer’s “investment interest expense” is generally limited to the amount of that taxpayer’s “net investment income.” As noted, a unitholder’s share of our net passive income will be treated as investment income for this purpose. In addition, a unitholder’s share of our portfolio income will be treated as investment income. Investment interest expense includes:

•	interest on indebtedness properly allocable to property held for investment;

•	our interest expense attributed to portfolio income; and

•	the portion of interest expense incurred to purchase or carry an interest in a passive activity to the extent attributable to portfolio income.

The computation of a unitholder’s investment interest expense will take into account interest on any margin account borrowing or other loan incurred to purchase or carry a unit. Net investment income includes gross income from property held for investment and amounts treated as portfolio income under the passive loss rules, less deductible expenses, other than interest, directly connected with the production of investment income, but generally does not include gains attributable to the disposition of property held for investment.

Allocation of Income, Gain, Loss and Deductions. In general, if we have a net profit, our items of income, gain, loss and deduction will be allocated among our general partner and the unitholders in accordance with their percentage interests in us. At any time that incentive distributions are made to our general partner, gross income will be allocated to it to the extent of these distributions. See “—Ratio of Taxable Income to Distributions.” If we have a net loss for the entire year, the amount of that loss will generally be allocated first to our general partner and the unitholders in accordance with their particular percentage interests in us to the extent of their positive capital accounts and, second, to our general partner.

As required by the Internal Revenue Code some items of our income, deduction, gain and loss will be allocated to account for the difference between the tax basis and fair market value of property contributed to us by our general partner referred to in this discussion as “contributed property,” and to account for the difference between the fair market value of our assets and their carrying value on our books at the time of this offering. The effect of these allocations to a unitholder purchasing common units will be essentially the same as if the tax basis of our assets were equal to their fair market value as of the date of this prospectus. In addition, specified items of recapture income will be allocated to the extent possible to the partner who was allocated the deduction giving rise to the treatment of that gain as recapture income in order to minimize the recognition of ordinary income by some unitholders.

Finally, although we do not expect that our operations will result in the creation of negative capital accounts, if negative capital accounts nevertheless result, items of our income and gain will be allocated in an amount and manner sufficient to eliminate the negative balance as quickly as possible.

Ledgewood is of the opinion that, with the exception of the issues described in “—Disposition of Units—Section 754 Election” and “—Disposition of Units—Allocations Between Transferors and Transferees,” allocations under our partnership agreement will be recognized for federal income tax purposes in determining a partner’s share of an item of our income, gain, loss or deduction.

Entity-Level Collections. If we are required or elect under applicable law to pay any federal, state or local income tax on behalf of any unitholder or our general partner or any former unitholder, we are authorized to pay those taxes from our funds. That payment, if made, will be treated as a distribution of cash to the person on whose behalf the payment was made. If the payment is made on behalf of a person whose identity cannot be determined, we are authorized to treat the payment as a distribution to all current unitholders and our general partner. We are authorized to amend the partnership agreement in the manner necessary to maintain uniformity of intrinsic tax characteristics of units and to adjust later distributions, so that after giving effect to these distributions, the priority and characterization of distributions otherwise applicable under the partnership agreement is maintained as nearly as is practicable. Payments by us as described above could give rise to an overpayment of tax on behalf of a unitholder in which event he could file a claim for credit or refund.

Treatment of Short Sales. A unitholder whose units are loaned to a “short seller” to cover a short sale of units may be considered as having disposed of ownership of those units. If so, the unitholder would no longer own units for federal income tax purposes during the period of the loan and may recognize gain or loss from the disposition. As a result, during this period:

•	any of our income, gain, deduction or loss with respect to those units would not be reportable by the unitholder;

•	any cash distributions we make to that unitholder with respect to those units would be fully taxable; and

•	all of those distributions would appear to be treated as ordinary income.

Unitholders desiring to assure ownership of their units for tax purposes and avoid these consequences should modify any applicable brokerage account agreements to prohibit their brokers from borrowing their units. The IRS has announced that it is actively studying issues relating to the tax treatment of short sales of partnership interests. See also “—Disposition of Units—Recognition of Gain or Loss.” Because the IRS has not announced the results of its study and there is no authority addressing the treatment of short sales of partnership interests, Ledgewood is unable to opine on the treatment of such short sales.

Tax Treatment of Operations

Accounting Method and Taxable Year. We use the accrual method of accounting and the tax year ending December 31 for federal income tax purposes. Each unitholder must include in income his or her share of our income, gain, loss and deduction for our taxable year(s) ending within or with his or her taxable year. In addition, a unitholder who has a taxable year ending on a date other than December 31, and who disposes of all of his or her units following the close of our taxable year but before the close of his or her taxable year, must include his or her share of our income, gain, loss and deduction in income for his or her taxable year, with the result that he or she will be required to report income for his or her taxable year for his or her share of more than one year of our income, gain, loss and deduction.

Tax Basis, Depreciation and Amortization. The tax basis of our assets will be used for purposes of computing depreciation and cost recovery deductions and, ultimately, gain or loss on the disposition of these assets. The federal income tax burden associated with the difference between the fair market value of property contributed and the tax basis established for that property will be borne by our general partner and the unitholders. See “—Tax Treatment of Unitholders—Allocation of Income, Gain, Loss and Deduction.”

To the extent allowable, we may elect to use the depreciation and cost recovery methods that will result in the largest deductions being taken in the early years after assets are placed in service. We are not entitled to any amortization deductions with respect to any goodwill conveyed to us on formation. Property we acquire or construct is depreciated using accelerated methods permitted by the Internal Revenue Code.

If we dispose of depreciable property by sale, foreclosure, or otherwise, all or a portion of any gain, determined by reference to the amount of depreciation previously deducted and the nature of the property, may be subject to the recapture rules and taxed as ordinary income rather than capital gain. Similarly, a unitholder who has taken cost recovery or depreciation deductions with respect to our property may be required to recapture those deductions as ordinary income upon a sale of his units. See “—Tax Consequences of Unit Ownership—Allocation of Income, Gain, Loss and Deduction” and “—Disposition of Units—Recognition of Gain or Loss.”

Uniformity of Units. We must maintain economic and tax uniformity of the units to all holders. A lack of tax uniformity can result from a literal application of Treasury Regulation Sections 1.167(c)-1(a)(6) and 1.197-2(g)(3). Any resulting non-uniformity could have a negative impact on the value of the common units by reducing the tax deductions available to a purchaser of units. See “—Disposition of Units—Section 754 Election.”

We intend to continue to depreciate or amortize the Section 743(b) adjustment attributable to unrealized appreciation in the value of contributed property in a way that will avoid non-uniformity of tax treatment among unitholders. See “—Disposition of Units—Section 754 Election.” If we determine that this position cannot reasonably be taken, we may adopt a different position in an effort to maintain uniformity. This could result in lower annual depreciation and amortization deductions than would otherwise be allowable to some unitholders and risk the loss of depreciation and amortization deductions not taken in the year that these deductions are otherwise allowable. The IRS may challenge any method of depreciating the Section 743(b) adjustment we adopt. If such a challenge were made and sustained, the uniformity of units might be affected, and the gain from the sale of units might be increased without the benefit of additional deductions. See “—Disposition of Units—Recognition of Gain or Loss.”

Valuation of Our Properties. The federal income tax consequences of the ownership and disposition of units depends in part on our estimates of the relative fair market values of our assets. Although we may from time to time consult with professional appraisers regarding valuation matters, we make many of the relative fair market value estimates ourselves. These estimates are subject to challenge and will not be binding on the IRS or the courts. If the estimates of fair market value are later found to be incorrect, the character and amount of items of income, gain, loss or deductions previously reported by unitholders might change, and unitholders might be required to adjust their tax liability for prior years and incur interest and penalties with respect to such adjustments.

Disposition of Units

Recognition of Gain or Loss. Gain or loss will be recognized on a sale of units equal to the difference between the amount realized and the unitholder’s tax basis in the units sold. A unitholder’s amount realized will be measured by the sum of the cash or the fair market value of other property received plus his or her share of our nonrecourse liabilities. Because the amount realized includes a unitholder’s share of our nonrecourse liabilities, the gain recognized on the sale of units could result in a tax liability in excess of any cash received from the sale.

Prior distributions from us in excess of cumulative net taxable income for a common unit that decreased a unitholder’s tax basis in that common unit will, in effect, become taxable income if the common unit is sold at a price greater than the unitholder’s tax basis in that common unit, even if the price is less than his original cost.

Should the IRS successfully contest our method of depreciating or amortizing the Section 743(b) adjustment, described under “—Disposition of Units—Section 754 Election,” attributable to contributed property, a unitholder could realize additional gain from the sale of units than had our method been respected. In that case, the unitholder may have been entitled to additional deductions against income in prior years but may be unable to claim them, with the result to him of greater overall taxable income than appropriate. Due to the lack of final regulations, Ledgewood is unable to opine as to the validity of the convention but believes a contest by the IRS is unlikely because a successful contest could result in substantial additional deductions to other unitholders.

Except as noted below, gain or loss recognized by a unitholder, other than a “dealer” in units, on the sale or exchange of a unit held for more than one year will generally be taxable as capital gain or loss. Capital gain recognized by an individual on the sale of units held more than 12 months will generally be taxed at a maximum rate of 20%, plus a 3.8% Medicare tax. However, a portion of this gain or loss, which will likely be substantial, will be separately computed and taxed as ordinary income under Section 751 of the Internal Revenue Code to the extent attributable to assets giving rise to depreciation recapture or other “unrealized receivables” or to “inventory items” we own. Ordinary income attributable to unrealized receivables, inventory items and depreciation recapture may exceed net taxable gain realized upon the sale of a unit and may be recognized even if there is a net taxable loss realized on that sale. Thus, a unitholder may recognize both ordinary income and a capital loss upon a disposition of units. Net capital loss may offset no more than $3,000 of ordinary income in the case of individuals and may only be used to offset capital gain in the case of corporations.

The IRS has ruled that a partner who acquires interests in a partnership in separate transactions must combine those interests and maintain a single adjusted tax basis. Upon a sale or other disposition of less than all of those interests, a portion of that tax basis must be allocated to the interests sold using an “equitable apportionment” method. Although the ruling is unclear as to how the holding period of these interests is determined once they are combined, Treasury regulations allow a selling unitholder, who can identify units transferred with an ascertainable holding period, to use the actual holding period of the units transferred. Thus, according to the ruling, a unitholder will not be able to select high or low basis common units to sell, as would be the case with corporate stock, but may designate specific common units sold for purposes of determining the holding period of units transferred. A unitholder electing to use the actual holding period of units transferred must consistently use that identification method for all subsequent sales or exchanges of units. A unitholder considering the purchase of additional common units or a sale of common units purchased in separate transactions should consult his tax advisor as to the possible consequences of this ruling and application of the Treasury regulations.

Specific provisions of the Internal Revenue Code affect the taxation of some financial products and securities, including partnership interests, by treating a taxpayer as having sold an “appreciated” partnership interest, one in which gain would be recognized if it were sold, assigned or terminated at its fair market value, if the taxpayer or related persons enter into:

•	a short sale;

•	an offsetting notional principal contract; or

•	a futures or forward contract with respect to the partnership interest or substantially identical property.

Moreover, if a taxpayer has previously entered into a short sale, an offsetting notional principal contract or a futures or forward contract with respect to the partnership interest, the taxpayer will be treated as having sold that position if the taxpayer or a related person then acquires the partnership interest or substantially identical property. The Secretary of Treasury is also authorized to issue regulations that treat a taxpayer that enters into transactions or positions that have substantially the same effect as the preceding transactions as having constructively sold the financial position.

Allocations Between Transferors and Transferees. Our taxable income and losses are determined annually, prorated on a monthly basis and apportioned among the unitholders in proportion to the number of units owned by each of them as of the opening of the New York Stock Exchange on the first business day of the month. However, gain or loss realized on a sale or other disposition of our assets other than in the ordinary course of business is allocated among the unitholders as of the opening of the New York Stock Exchange on the first business day of the month in which that gain or loss is recognized. As a result, a unitholder transferring units may be allocated income, gain, loss and deduction accrued after the date of transfer.

The use of this method may not be permitted under existing Treasury regulations. Accordingly, Ledgewood is unable to opine on the validity of this method of allocating income and deductions between transferors and transferees of units. If this method is not allowed under the Treasury Regulations, or only applies to transfers of less than all of the unitholder’s interest, our taxable income or losses might be reallocated among the unitholders. Under our partnership agreement, we are authorized to revise our method of allocation between transferors and transferees, as well as among partners whose interests otherwise vary during a taxable period, to conform to a method permitted under future Treasury regulations.

A unitholder who owns units at any time during a quarter and who disposes of them before the record date set for a cash distribution for that quarter will be allocated a share of our income, gain, loss and deductions attributable to that quarter but will not be entitled to receive that cash distribution.

Section 754 Election. We have made the election permitted by Section 754 of the Internal Revenue Code. That election is irrevocable without the consent of the IRS. The election generally permits us to adjust a common unit purchaser’s tax basis in our assets (“inside basis”) to reflect his or her purchase price. This election does not apply to a person who purchases common units directly from us. The adjustment belongs to the purchaser and not to other unitholders. For purposes of this discussion, a partner’s inside basis in our assets will be considered to have two components:

•	his or her share of our tax basis in our assets (“common basis”) and

•	his or her Section 743(b) adjustment to that basis.

Treasury regulations under Section 743 of the Internal Revenue Code require, if the remedial allocation method is adopted (which we have), a portion of the adjustment attributable to recovery property to be depreciated over the remaining cost recovery period for built-in gain. Under Treasury Regulation Section 1.167(c)-1(a)(6), an adjustment attributable to property subject to depreciation under Section 167 of the Internal Revenue Code rather than cost recovery deductions under Section 168 is generally required to be depreciated using either the straight-line method or the 150% declining balance method. A literal application of these different rules result in lack of uniformity. Under our partnership agreement, our general partner is authorized to adopt a position intended to preserve the uniformity of units even if that position is not consistent with the Treasury Regulations. See “—Tax Treatment of Operations—Uniformity of Units.”

We intend to depreciate the portion of a Section 743(b) adjustment attributable to unrealized appreciation in the value of property previously contributed to us, to the extent of any unamortized book-tax disparity, using a rate of depreciation or amortization derived from the depreciation or amortization method and useful life applied to the common basis of the property. If this contributed property is not amortizable, we will treat that portion as non-amortizable. This method is consistent with the regulations under Section 743. This method, however, is arguably inconsistent with Treasury Regulation Section 1.167(c)-1(a)(6) and Treasury Regulation Section 1.197-2(g)(3), neither of which is expected to directly apply to a material portion of our assets. To the extent this Section 743(b) adjustment exceeds that amount, we will apply the rules described in the Treasury Regulations and legislative history. If we determine that this position cannot reasonably be taken, we may adopt a different position which could result in lower annual depreciation or amortization deductions than would otherwise be allowable to specified unitholders. See “—Tax Treatment of Operations—Uniformity of Units.”

The allocation of the Section 743(b) adjustment among our assets must be made in accordance with the Internal Revenue Code. The IRS could seek to allocate some or all of any Section 743(b) adjustment to goodwill not so allocated by us. Goodwill, as an intangible asset, is generally amortizable over a longer period of time or under a less accelerated method than our tangible assets.

A Section 754 election is advantageous if the transferee’s tax basis in his or her units is higher than the units’ share of the aggregate tax basis of our assets immediately before the transfer. In that case, as a result of the election, the transferee would have a higher tax basis in his or her share of our assets for purposes of calculating, among other items, his or her depreciation and depletion deductions and share of any gain or loss on a sale of our assets. Conversely, a Section 754 election is disadvantageous if the transferee’s tax basis in his or her units is lower than the units’ share of the aggregate tax basis of our assets immediately before the transfer. Thus, the fair market value of the units may be affected either favorably or adversely by the election.

The calculations involved in the Section 754 election are complex and we will make them on the basis of assumptions as to the value of our assets and other matters. There is no assurance that the determinations we make will not be successfully challenged by the IRS and that the deductions resulting from them will not be reduced or disallowed altogether. Should the IRS require a different basis adjustment to be made, and should, in our opinion, the expense of compliance exceed the benefit of the election, we may seek permission from the IRS to revoke our Section 754 election. If permission is granted, a subsequent purchaser of units may be allocated more income than he would have been allocated had the election not been revoked.

Notification Requirements. A unitholder who sells or exchanges units is required to notify us in writing of that sale or exchange within 30 days after the sale or exchange. We are required to notify the IRS of that transaction and to furnish information to the transferor and transferee. However, these reporting requirements do not apply to a sale by an individual who is a citizen of the United States and who effects the sale or exchange through a broker. Additionally, a transferor and a transferee of a unit will be required to furnish statements to the IRS, filed with their income tax returns for the taxable year in which the sale or exchange occurred, that describe the amount of the consideration received for the unit that is allocated to our goodwill or going concern value. Failure to satisfy these reporting obligations may lead to the imposition of substantial penalties.

Dissolutions and Terminations

Upon our dissolution, our assets will be sold and any resulting gain or loss will be allocated among our general partner and the unitholders. See “—Tax Consequences of Unit Ownership—Allocation of Income, Gain Loss and Deductions.” We will distribute all cash to our general partner and unitholders in liquidation in accordance with their positive capital account balances. See “Our Partnership Agreement—Cash Distribution Policy—Distributions of Cash on Liquidation” in the accompanying prospectus.

We will be considered to have terminated for tax purposes if there is a sale or exchange of 50% or more of the total interests in our capital and profits within a 12-month period. Our termination would result in the closing of our taxable year for all unitholders. In the case of a unitholder reporting on a taxable year other than a fiscal year ending December 31, the closing of our taxable year might result in more than 12 months of our taxable income or loss being includable in his taxable income for the year of termination. See “—Tax Treatment of Operations—Accounting Method and Taxable Year.” We would be required to make new tax elections after a termination, including a new election under Section 754 of the Internal Revenue Code, and a termination could result in a deferral of our deductions for depreciation. A termination could also result in penalties if we were unable to determine that the termination had occurred. Moreover, a termination might either accelerate the application of, or subject us to, any tax legislation enacted before the termination.

Tax-Exempt Organizations and Other Investors

Ownership of units by employee benefit plans, other tax-exempt organizations, nonresident aliens, foreign corporations, other foreign persons and regulated investment companies raises issues unique to those investors and, as described below, may have substantially adverse tax consequences.

Employee benefit plans and most other organizations exempt from federal income tax, including individual retirement accounts and other retirement plans, are subject to federal income tax on unrelated business taxable income. Virtually all of our taxable income allocated to a unitholder which is a tax-exempt organization will be unrelated business taxable income and thus will be taxable to that unitholder.

A regulated investment company or “mutual fund” is required to derive 90% or more of its gross income from interest, dividends and gains from the sale of stocks or securities or foreign currency or specified related sources. The American Jobs Creation Act of 2004 generally treats income from the ownership of a “qualified publicly traded partnership” as qualified income to a regulated investment company. We expect that we will meet the definition of a qualified publicly traded partnership. Accordingly, we anticipate that all of our income will be treated as qualified income to a regulated investment company.

Non-resident aliens and foreign corporations, trusts or estates that own units will be considered to be engaged in business in the United States on account of ownership of our units. As a consequence they will be required to file federal tax returns reporting their share of our income, gain, loss or deduction and pay federal income tax at regular rates on any net income or gain. Generally, a partnership is required to pay a withholding tax on the portion of the partnership’s income that is effectively connected with the conduct of a United States trade or business and which is allocable to foreign partners. Under rules applicable to publicly traded partnerships, we will withhold at the highest applicable effective tax rate on cash distributions made to foreign unitholders. Each foreign unitholder must obtain a taxpayer identification number from the IRS and submit that number to our transfer agent on a Form W-8 BEN in order to obtain credit for the taxes withheld.

Because a foreign corporation that owns units will be treated as engaged in a United States trade or business, that corporation may be subject to United States branch profits tax at a rate of 30%, in addition to regular federal income tax, on its share of our income and gain, as adjusted for changes in its “U.S. net equity,” which are effectively connected with the conduct of a United States trade or business. That tax may be reduced or eliminated by an income tax treaty between the United States and the country in which the foreign corporate unitholder is a “qualified resident.” In addition, this type of unitholder is subject to special information reporting requirements under Section 6038C of the Internal Revenue Code.

Under a ruling of the IRS, a foreign unitholder who sells or otherwise disposes of a unit will be subject to federal income tax on gain realized on the disposition of that unit to the extent that this gain is effectively connected with a United States trade or business of the foreign unitholder. Apart from the ruling, a foreign unitholder will not be taxed or subject to withholding upon the disposition of a unit if he has owned less than 5% in value of the units during the five-year period ending on the date of the disposition and if the units are regularly traded on an established securities market at the time of the disposition.

Administrative Matters

Information Returns and Audit Procedures. We furnish to each unitholder, within 90 days after the close of each calendar year, specific tax information, including a Schedule K-1, which describes his or her share of our income, gain, loss and deduction for our preceding taxable year. In preparing this information, which is generally not reviewed by counsel, we take various accounting and reporting positions, some of which have been mentioned earlier, to determine the unitholder’s share of income, gain, loss and deduction. We cannot assure you that those accounting and reporting positions will yield a result that conforms with the requirements of the Internal Revenue Code, regulations, or administrative interpretations of the IRS. We also cannot assure you that the IRS will not successfully contend in court that those accounting and reporting positions are impermissible. Any challenge by the IRS could negatively affect the value of the units.

The IRS may audit our federal income tax information returns. Adjustments resulting from any such audit may require each unitholder to adjust a prior year’s tax liability, and possibly may result in an audit of that unitholder’s own return. Any audit of a unitholder’s return could result in adjustments not related to our returns as well as those related to our returns.

Partnerships generally are treated as separate entities for purposes of federal tax audits, judicial review of administrative adjustments by the IRS and tax settlement proceedings. The tax treatment of partnership items of income, gain, loss and deduction are determined in a partnership proceeding rather than in separate proceedings with the partners. The Internal Revenue Code provides for one partner to be designated as the “tax matters partner” for these purposes. The partnership agreement appoints our general partner as our tax matters partner.

The tax matters partner will make some elections on our behalf and on behalf of unitholders. In addition, the tax matters partner can extend the statute of limitations for assessment of tax deficiencies against unitholders for items in our returns. The tax matters partner may bind a unitholder with less than a 1% profits interest in us to a settlement with the IRS unless that unitholder elects, by filing a statement with the IRS, not to give that authority to the tax matters partner. The tax matters partner may seek judicial review, by which all the unitholders are bound, of a final partnership administrative adjustment and, if the tax matters partner fails to seek judicial review, judicial review may be sought by any unitholder having at least a 1% interest in profits or by unitholders having in the aggregate at least a 5% profits interest. However, only one action for judicial review will go forward, and each unitholder with an interest in the outcome may participate.

A unitholder must file a statement with the IRS identifying the treatment of any item on his federal income tax return that is not consistent with the treatment of the item on our return. Intentional or negligent disregard of the consistency requirement may subject a unitholder to substantial penalties.

Nominee Reporting. Persons who hold an interest in us as a nominee for another person are required to furnish to us:

•	the name, address and taxpayer identification number of the beneficial owner and the nominee;

•	whether the beneficial owner is

•	a person that is not a United States person;

•	a foreign government, an international organization or any wholly owned agency or instrumentality of either of the foregoing; or

•	a tax-exempt entity;

•	the amount and description of units held, acquired or transferred for the beneficial owner; and

•	specific information including the dates of acquisitions and transfers, means of acquisitions and transfers, and acquisition cost for purchases, as well as the amount of net proceeds from sales.

Brokers and financial institutions are required to furnish additional information, including whether they are United States persons and specific information on units they acquire, hold or transfer for their own account. A penalty of $50 per failure, up to a maximum of $100,000 per calendar year, is imposed by the Internal Revenue Code for failure to report that information to us. The nominee is required to supply the beneficial owner of the units with the information furnished to us.

Reportable Transactions. If we were to engage in a “reportable transaction,” we (and possibly you and others) would be required to make a detailed disclosure of the transaction to the IRS. A transaction may be a reportable transaction based upon any of several factors, including the fact that it is a type of transaction publicly identified by the IRS as a “listed transaction” or that it produces certain kinds of losses in excess of $2 million. Our participation in a reportable transaction could increase the likelihood that our federal income tax information return (and possibly your tax return) is audited by the IRS. See “Information Returns and Audit Procedures.”

Moreover, if we were to participate in a reportable transaction with a significant purpose to avoid or evade tax, or in any listed transaction, you may be subject to the following provisions of the Internal Revenue Code:

•	accuracy-related penalties with a broader scope, significantly narrower exceptions and potentially greater amounts than described below at “Accuracy-related Penalties,”

•	for those persons otherwise entitled to deduct interest on federal tax deficiencies, nondeductibility of interest on any resulting tax liability, and

•	in the case of a listed transaction, an extended statute of limitations.

We do not expect to engage in any “reportable transactions.”

Accuracy-related Penalties. An additional tax equal to 20% of the amount of any portion of an underpayment of tax that is attributable to one or more specified causes, including negligence or disregard of rules or regulations, substantial understatements of income tax and substantial valuation misstatements, is imposed by the Internal Revenue Code. No penalty will be imposed, however, for portion of an underpayment if it is shown that there was a reasonable cause for that portion and that the taxpayer acted in good faith regarding that portion.

A substantial understatement of income tax in any taxable year exists if the amount of the understatement exceeds the greater of 10% of the tax required to be shown on the return for the taxable year or $5,000 ($10,000 for most corporations). The amount of any understatement subject to penalty generally is reduced if any portion is attributable to a position adopted on the return:

•	for which there is, or was, “substantial authority” or

•	as to which there is a reasonable basis and the pertinent facts of that position are disclosed on the return.

If any item of income, gain, loss or deduction allocated to unitholders might result in that kind of an “understatement” of income for which no “substantial authority” exists, we must disclose the pertinent facts on our return. In addition, we will make a reasonable effort to furnish sufficient information for unitholders to make adequate disclosure on their returns to avoid liability for this penalty. More stringent rules apply to “tax shelters,” a term that in this context does not appear to include us.

A substantial valuation misstatement exists if the value of any property, or the adjusted basis of any property, claimed on a tax return is 150% or more of the amount determined to be the correct amount of the valuation or adjusted basis. No penalty is imposed unless the portion of the underpayment attributable to a substantial valuation misstatement exceeds $5,000. If the valuation claimed on a return is 200% or more than the current valuation, the penalty imposed increases to 40%.

Registration as a Tax Shelter. We registered as a “tax shelter” under the law in effect at the time of our initial public offering and were assigned tax shelter registration number 99344000008. Issuance of a tax shelter registration number to us does not indicate that investment in us or the claimed tax benefits have been reviewed, examined or approved by the IRS. The American Jobs Creation Act of 2004 repealed the tax shelter registration rules and replaced them with a new reporting regime. However, IRS Form 8271, as revised after the American Jobs Creation Act, nevertheless requires a unitholder to continue to report our tax shelter registration number on the unitholder’s tax return for any year in which the unitholder claims any deduction, loss or other benefit, or reports any income, with respect to our common units. The IRS also appears to take the position that a unitholder who sells or transfers our common units after the American Jobs Creation Act must continue to provide our tax shelter registration number to the transferee. Unitholders are urged to consult their tax advisors regarding the application of the tax shelter registration rules.

State, Local and Other Tax Considerations

In addition to federal income taxes, you will be subject to other taxes, including state and local income taxes, unincorporated business taxes, and estate, inheritance or intangible taxes that may be imposed by the various jurisdictions in which we do business or own property. Although an analysis of those various taxes is not presented here, each prospective unitholder should consider their potential impact on his or her investment in us. We currently own property or do business in Kansas, Oklahoma, Tennessee and Texas. Each of these states, except Texas, currently imposes a personal income tax. We may also own property or do business in other states in the future. A unitholder will be required to file state income tax returns and to pay state income taxes in some or all of these states in which we do business or own property and may be subject to penalties for failure to comply with those requirements. In some states, tax losses may not produce a tax benefit in the year incurred and also may not be available to offset income in subsequent taxable years. Some of the states may require us, or we may elect, to withhold a percentage of income from amounts to be distributed to a unitholder who is not a resident of the state. Withholding, the amount of which may be greater or less than a particular unitholder’s income tax liability to the state, generally does not relieve a nonresident unitholder from the obligation to file an income tax return. Amounts withheld may be treated as if distributed to unitholders for purposes of determining the amounts distributed by us. See “—Tax Consequences of Ownership—Entity-Level Collections.” Based on current law and our anticipated future operations, our general partner anticipates that any amounts required to be withheld will not be material.

It is the responsibility of each unitholder to investigate the legal and tax consequences, under the laws of pertinent states and localities, of his or her investment in us. Accordingly, each prospective unitholder should consult, and must depend upon, his or her own tax counsel or other advisor with regard to those matters. Further, it is the responsibility of each unitholder to file all state and local, as well as United States federal tax returns that may be required of him or her. Ledgewood has not rendered an opinion on the state or local tax consequences of an investment in us.

Investment by Employee Benefit Plans

An investment in us by an employee benefit plan is subject to additional considerations because the investments of these plans are subject to the fiduciary responsibility and prohibited transaction provisions of ERISA and restrictions imposed by Section 4975 of the Internal Revenue Code. For these purposes the term “employee benefit plan” includes, but is not limited to, qualified pension, profit-sharing and stock bonus plans, Keogh plans, simplified employee pension plans and tax deferred annuities or IRAs established or maintained by an employer or employee organization. Among other things, consideration should be given to:

•	whether the investment is prudent under Section 404(a)(1)(B) of ERISA;

•	whether, in making the investment, the plan will satisfy the diversification requirements of Section 404(a)(1)(C) of ERISA; and

•	whether the investment will result in recognition of unrelated business taxable income by the plan and, if so, the potential after-tax investment return.

The person with investment discretion with respect to the assets of an employee benefit plan, often called a fiduciary, should determine whether an investment in us is authorized by the appropriate governing instrument and is a proper investment for the plan.

Section 406 of ERISA and Section 4975 of the Internal Revenue Code prohibit employee benefit plans, and also IRAs that are not considered part of an employee benefit plan, from engaging in specified transactions involving “plan assets” with parties that are “parties in interest” under ERISA or “disqualified persons” under the Internal Revenue Code with respect to the plan.

In addition to considering whether the purchase of common units is a prohibited transaction, a fiduciary of an employee benefit plan should consider whether the plan will, by investing in us, be deemed to own an undivided interest in our assets, with the result that our general partner also would be a fiduciary of the plan and our operations would be subject to the regulatory restrictions of ERISA, including its prohibited transaction rules, as well as the prohibited transaction rules of the Internal Revenue Code.

The Department of Labor regulations provide guidance with respect to whether the assets of an entity in which employee benefit plans acquire equity interests would be deemed “plan assets” under some circumstances. Under these regulations, an entity’s assets would not be considered to be “plan assets” if, among other things,

•	the equity interests acquired by employee benefit plans are publicly offered securities, i.e., the equity interests are widely held by 100 or more investors independent of the issuer and each other, freely transferable and registered under some provisions of the federal securities laws;

•	the entity is an “operating company,” i.e., it is primarily engaged in the production or sale of a product or service other than the investment of capital either directly or through a majority-owned subsidiary or subsidiaries; or

•	there is no significant investment by benefit plan investors, which is defined to mean that less than 25% of the value of each class of equity interest, disregarding some interests held by our general partner, its affiliates, and some other persons, is held by the employee benefit plans referred to above, IRAs and other employee benefit plans not subject to ERISA, including governmental plans.

Our assets should not be considered “plan assets” under these regulations because we satisfy the first requirement above.

Plan fiduciaries contemplating a purchase of common units should consult with their own counsel regarding the consequences under ERISA and the Internal Revenue Code in light of the serious penalties imposed on persons who engage in prohibited transactions or other violations.

PLAN OF DISTRIBUTION

We or selling security holders may sell the securities being offered by this prospectus in four ways:

•	directly to purchasers;

•	through agents;

•	through underwriters; and

•	through dealers.

If any securities are sold pursuant to this prospectus by any persons other than us, we will, in a prospectus supplement, name the selling security holders, indicate the nature of any relationship such holders have had to us or any of our affiliates during the three years preceding such offering, state the amount of securities of the class owned by such security holder prior to the offering and the amount to be offered for the security holder’s account, and state the amount and (if one percent or more) the percentage of the class to be owned by such security holder after completion of the offering.

We or any selling security holder may directly solicit offers to purchase securities, or agents may be designated to solicit such offers. We will, in the prospectus supplement relating to such offering, name any agent that could be viewed as an underwriter under the Securities Act of 1933 and describe any commissions we or any selling security holder must pay. Any such agent will be acting on a best efforts basis for the period of its appointment or, if indicated in the applicable prospectus supplement, on a firm commitment basis. Agents, dealers and underwriters may be customers of, engage in transactions with, or perform services for us in the ordinary course of business.

As one of the means of direct issuance of securities, we may utilize the services of any available electronic auction system to conduct an electronic “dutch auction” of the offered securities among potential purchasers who are eligible to participate in the auction of those offered securities, if so described in the prospectus supplement.

If any underwriters are utilized in the sale of the securities in respect of which this prospectus is delivered, we and, if applicable, any selling security holder will enter into an underwriting agreement with them at the time of sale to them and we will set forth in the prospectus supplement relating to such offering their names and the terms of our agreement with them.

If a dealer is utilized in the sale of the securities in respect of which the prospectus is delivered, we and, if applicable, any selling security holder will sell such securities to the dealer, as principal. The dealer may then resell such securities to the public at varying prices to be determined by such dealer at the time of resale.

Remarketing firms, agents, underwriters and dealers may be entitled under agreements which they may enter into with us to indemnification by us and by any selling security holder against some types of civil liabilities, including liabilities under the Securities Act of 1933, and may be customers of, engage in transactions with or perform services for us in the ordinary course of business.

If we so indicate in the prospectus supplement, we or selling security holders will authorize agents, underwriters or dealers to solicit offers by the types of purchasers specified in the prospectus supplement to purchase offered securities from us or selling security holders at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. Such contracts will be subject to only those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth the commission payable for solicitation of such offers.

LEGAL MATTERS

Unless otherwise indicated in the applicable prospectus supplement, the validity of the securities being offered hereby is being passed upon for us by Ledgewood, P.C.

EXPERTS

The consolidated audited financial statements and management’s assessment of the effectiveness of internal control over financial reporting of Atlas Pipeline Partners, L.P. incorporated by reference this Prospectus and elsewhere in the registration statement have been so incorporated by reference in reliance upon the reports of Grant Thornton LLP, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing.

The financial statements of Cardinal Midstream, LLC as of and for the year ended December 31, 2011, included in the Current Report on Form 8-K/A filed on February 28, 2013 and incorporated by reference in this Prospectus have been audited by Deloitte & Touche LLP, independent auditors, and are incorporated by reference in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

The consolidated financial statements of TEAK Midstream, LLC and subsidiaries as of and for the year ended December 31, 2012, included in the Current Report on Form 8-K/A filed on July 18, 2013 and incorporated by reference in this Prospectus, have been audited by Hein & Associates LLP, independent auditor, as stated in its report incorporated by reference herein, and have been so incorporated in reliance upon the authority of such firm as experts in accounting and auditing.

ATLAS PIPELINE PARTNERS, L.P.

4,400,000 UNITS

8.25% CLASS E CUMULATIVE REDEEMABLE PERPETUAL PREFERRED UNITS

(Liquidation Preference $ 25.00 per Unit)

Joint Book-Running Managers

Morgan Stanley UBS Investment Bank

Joint Lead Manager

Stifel

Co-Manager

MLV & Co.

March 12, 2014